EXHIBIT (a)(1)

Offering Memorandum
TerreStar Corporation
and
TerreStar Networks Inc.

Offers to Exchange the Original Securities for the Exchange Securities
Set Forth in the Table below
and
Solicitation of Consents for Amendments to the Series B
Preferred Certificate of Designations

	The Original Securities	The Exchange Securities
(1)
All outstanding shares of Series A Cumulative Convertible Preferred Stock “Series A Preferred,” and Series B Cumulative Convertible Preferred Stock (“Series B Preferred,” collectively with the Series A Preferred, “Series A&B Preferred”) of TerreStar Corporation (“TSC”) for

Up to 408,500 shares of Series F Preferred Stock (“Sub Series F Preferred”) of TerreStar Holdings Inc. (“Holdings”)
(2)
All outstanding shares of Series C Preferred Stock and Series D Preferred Stock of TSC (“Series C&D Preferred”) and all outstanding shares of Series A Preferred Stock and Series B Preferred Stock of TerreStar Networks Inc. (“TSN Series A&B Preferred”) for

Up to 10,000 shares of Sub Series F Preferred
(3)	All outstanding shares of Series E Junior Participating Preferred Stock of TSC (“Series E Preferred”) for	Up to 1,200,000 shares of Series G Junior Preferred Stock of Holdings (“Sub Series G Preferred”)

The Exchange Offers and Solicitation will expire at 5:00 p.m., New York City time, on November 10, 2009, unless extended or earlier terminated (the “Expiration Time”).  Withdrawal rights for tenders of each series of Original Securities and withdrawal rights for Consents will expire at the Expiration Time.  All capitalized terms that are not defined above have the meanings given them below in this Offering Memorandum.  It is expected that the Expiration Time will be extended to 5:00 p.m. New York City time, on the Section 14(c) Date (as defined on page 6 herein) if such date occurs after November 10, 2009.

None of TerreStar Corporation, TerreStar Networks Inc., Holdings, the Exchange and Information Agent or any of their respective affiliates makes any recommendation as to whether or not holders should tender Original Securities or deliver Consents in response to the Exchange Offers and Solicitation.  Each holder must make his, her or its own decision as to whether to participate in the Exchange Offers and Solicitation.

TerreStar Corporation, a Delaware corporation (“TSC”), TerreStar Holdings Inc., a Delaware corporation and a direct wholly-owned subsidiary of TSC (“Holdings”), and TerreStar Networks Inc., a Delaware corporation and an indirect and majority-owned subsidiary of TSC (“TSN” and together with TSC and Holdings, the “Companies”) are offering to exchange (each, an “Exchange Offer” and collectively, the “Exchange Offers”) (i) all outstanding shares of Series A&B Preferred for up to 408,500 shares of Sub Series F Preferred, (ii) all outstanding shares of Series C&D Preferred and all outstanding shares of TSN Series A&B Preferred for up to 10,000 shares of Sub Series F Preferred, and (iii) all outstanding shares of Series E Preferred for up to 1,200,000 shares of Sub Series G Preferred.  In connection with the Exchange Offers, TSC is also hereby soliciting (the “Solicitation,” and together with the Exchange Offers, the “Exchange Offers and Solicitation”) consents (the “Consents”) to certain proposed amendments (the “Proposed Amendments”) to the certificate of designations of the Series B Preferred, which certificate governs the terms of the Series B Preferred.  In the event we have obtained the requisite Consents to the Proposed Amendments from holders of the Series B Preferred, shares of any holders of the Series B Preferred that do not participate in the Exchange Offers will nevertheless be amended and will become shares of the Parent Amended Series B Preferred (as defined below).

i

In connection with the Exchange Offers and Solicitation, TSC has formed a new wholly-owned subsidiary, Holdings, and will (i) transfer to Holdings all of its shares of MVH Holdings, Inc. (“MVH”), a wholly-owned subsidiary of TSC, and issue to Holdings (ii) up to 418,500 shares of its Series B Cumulative Convertible Preferred Stock, the terms of which will be amended from their existing terms as per the Proposed Amendments, (the “Parent Amended Series B Preferred”), and (iii) up to 2,400,000 shares of its Series E Junior Participating Preferred Stock, the terms of which will be amended from their existing terms (the “Parent Amended Series E Preferred”), all immediately prior to the consummation of the Exchange Offers and Solicitation.  In addition, TSC has caused the formation of TerreStar 1.4 Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (“Spectrum LLC”) to which TSC has transferred its 1.4GHz spectrum (the “Spectrum”).  Holdings will authorize two (2) classes of Preferred Stock constituting the Exchange Securities: the Sub Series F Preferred and the Sub Series G Preferred, each with the rights and preferences described elsewhere in this Offering Memorandum.  The certificates of designations of the Sub Series F Preferred, Sub Series G Preferred, Parent Amended Series B Preferred and Parent Amended Series E Preferred are attached to this Offering Memorandum as Exhibit A, Exhibit B, Exhibit C and Exhibit D, respectively.

Holders of the Sub Series F Preferred and Sub Series G Preferred will be beneficial holders of the Parent Amended Series B Preferred and Parent Amended Series E Preferred, respectively, to the fullest extent permitted by law, and, as beneficial holders, will be entitled to all the rights of holders of the Parent Amended Series B Preferred and Parent Amended Series E Preferred, respectively.

In addition, concurrent with the Exchange Offers and Solicitation, Holdings will issue 600,000 shares of the Sub Series G Preferred to each of EchoStar Corporation (“EchoStar”) and Harbinger Capital Partners and Harbinger Capital Management (together, “Harbinger”), for a total additional issuance of 1,200,000 shares of Sub Series G Preferred, in exchange for their relinquishment of certain fundamental rights as holders of Series C&D Preferred and their consents under certain agreements and arrangements in connection with the Exchange Offers and Solicitation.

 For purposes of this Offering Memorandum, (i) the term “Original Securities” means, collectively, the Series A&B Preferred, Series C&D Preferred, TSN Series A&B Preferred and Series E Preferred, (ii) the term “Exchange Securities” means, collectively, the Sub Series F Preferred and the Sub Series G Preferred, (iii) the term “TSC’s Preferred Stock” means, collectively, at any time, all of the series of preferred stock of TSC at such time, and (iv) the term “TSC’s Common Stock” means the common stock, par value of $0.01 per share, of TSC.  Unless otherwise specified herein, all references to “we,” “our” and “us” refer to TSC and its subsidiaries, including TSN, on a consolidated basis.

The Exchange Offers and Solicitation will be on the terms and subject to the conditions set forth in this Offering Memorandum (as it may be amended or supplemented from time to time, this “Offering Memorandum”) and in the accompanying Letter of Transmittal and related documents (the “Letter of Transmittal” and, together with this Offering Memorandum, the “Offer Documents”).

The Original Securities, the Exchange Securities, the Parent Amended Series B Preferred, the Parent Amended Series E Preferred and TSC’s Common Stock issuable upon conversion of the Parent Amended Series B Preferred and the Parent Amended Series E Preferred have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.

October 9, 2009

ii

iii

IMPORTANT INFORMATION

To effectively exchange the Original Securities for the Exchange Securities and deliver Consents as to which the holder is a custodian bank, depositary, broker, trust company or other nominee, the beneficial owner of those Original Securities must instruct the holder to tender such Original Securities and deliver Consents on behalf of the beneficial owner.  An Instruction Letter is included in the Offer Documents accompanying this Offering Memorandum.  If a holder’s Original Securities are registered in the name of a custodian bank, depositary, broker, trust company or other nominee, the holder must contact that custodian bank, depositary, broker, trust company or other nominee in order to exchange such Original Securities and deliver such Consents.  See “The Exchange Offers and Solicitation—Procedures for Tendering Original Securities and Delivering Consents—Tender of Original Securities Held through DTC.”

To effect an exchange of Original Securities and deliver the Consents, participants of The Depository Trust Company (“DTC”) must, in lieu of physically completing, signing and delivering the Letter of Transmittal to the Exchange and Information Agent, electronically transmit tenders in the Exchange Offers and deliver the Consents to DTC through DTC’s ATOP (as defined below), and follow the procedure for book-entry transfer set forth under “The Exchange Offers and Solicitation—Procedures for Tendering  Original Securities and Delivering Consents—Book-Entry Transfer.”

Holders of certificated Original Securities wishing to exchange the Original Securities for the Exchange Securities and deliver Consents should complete and sign the accompanying Letter of Transmittal (or a facsimile thereof) in accordance with the instructions set forth therein, and send or deliver it together with any other required documents, including, without limitation, certificates evidencing such Original Securities to the Exchange and Information Agent at the address or facsimile number set forth on the last page of this Offering Memorandum.

The acceptance of the applicable Exchange Offers and Solicitation by a holder who has agreed to tender to the Companies pursuant to any of the procedures set forth herein will constitute an agreement by such holder to deliver good and marketable title to such holder’s Original Securities and Consents on the first date on which such Original Securities are accepted for exchange by TSC or TSN, as the case may be, pursuant to the applicable Exchange Offers and Solicitation free and clear of all liens, charges, claims encumbrances, interests and restrictions of any kind.

The offering and sale of the Exchange Securities will not be registered under the Securities Act.  Accordingly, the Exchange Securities must continue to be held unless a subsequent disposition is exempt from the registration requirements of the Securities Act or pursuant to an effective registration statement.  In addition, for purposes of Rule 144 under the Securities Act, investors of the Original Securities will not be able to tack their holding period under the Original Securities onto the holding period under the Exchange Securities upon the consummation of the Exchange Offers and Solicitation, nor will they be able to tack their holding period under the Exchange Securities onto the holding period under TSC’s Common Stock upon conversion of the Exchange Securities.  Therefore, investors of the Exchange Securities and TSC’s Common Stock are subject to the applicable full holding period requirement under Rule 144 of the Securities Act and their ability to transfer the Exchange Securities and TSC’s Common Stock will be limited.  Pursuant to Rule 144 and assuming all other applicable conditions are met, non-affiliates will have a holding period of six months and affiliates will have a holding period of one (1) year.  Investors should consult with their respective counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

No secondary trading market for the Exchange Securities is expected to develop and investors should be aware that they might be required to bear the financial risk of their investment for an indefinite period of time.  See “Notice to Investors; Transfer Restrictions.”

THIS OFFERING MEMORANDUM AND THE LETTER OF TRANSMITTAL CONTAIN OR INCORPORATE BY REFERENCE IMPORTANT INFORMATION THAT SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE EXCHANGE OFFERS AND SOLICITATION.  SEE “WHERE YOU CAN FIND MORE INFORMATION” AND “INCORPORATION OF DOCUMENTS BY REFERENCE.”

THE OFFER DOCUMENTS HAVE NOT BEEN APPROVED OR REVIEWED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY OF ANY COUNTRY, NOR HAS ANY SUCH COMMISSION OR AUTHORITY PASSED ON THE ACCURACY OR ADEQUACY OF THIS OFFERING MEMORANDUM.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Exchange Offers and Solicitation are not being made to (nor will the surrender of Original Securities for exchange be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Exchange Offers and Solicitation would not be in compliance with the laws of such jurisdiction.  In those jurisdictions where the securities, blue sky or other laws require the Exchange Offers and Solicitation to be made by a licensed broker or dealer, the Exchange Offers and Solicitation shall be deemed to be made on behalf of the Companies by the Exchange and Information Agent or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

No person has been authorized to provide any information with respect to the Exchange Offers and Solicitation, or to make any representation in connection therewith, other than those contained herein or in the related Letter of Transmittal.  If made or given, such recommendation or any such information or representation must not be relied on as having been authorized by the Companies or the Exchange and Information Agent.  No person has been authorized to make any recommendation on behalf of the Companies as to whether holders should exchange their Original Securities for Exchange Securities and deliver their Consents pursuant to the Exchange Offers and Solicitation.

Neither the delivery of this Offering Memorandum nor any acceptance for exchange of the Original Securities shall under any circumstances create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to the date hereof or that there has been no change in the information contained or incorporated by reference herein or in the affairs of the Companies or any of their subsidiaries or affiliates since the date hereof.

NONE OF THE COMPANIES, THE EXCHANGE AND INFORMATION AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD TENDER ORIGINAL SECURITIES AND DELIVER CONSENTS IN RESPONSE TO THE EXCHANGE OFFERS AND SOLICITATION.  EACH HOLDER MUST MAKE HIS, HER OR ITS OWN DECISION AS TO WHETHER TO PARTICIPATE IN THE EXCHANGE OFFERS AND SOLICITATION.

Jefferies & Company, Inc. (“Jefferies”) has been engaged as financial advisor and will be engaged as dealer manager to the Companies in connection with among other things, the Exchange Offers and the Solicitation and as such has been receiving and will continue to receive a monthly fee equal to $175,000 per month (beginning on May 4, 2009 and ending upon termination of the agreement), plus reasonable out-of-pocket expenses. Assuming 100% participation in the Exchange Offers and the Solicitation and upon consummation thereof, Jefferies will receive a fee equal to approximately $3.1 million (with 75% of certain monthly fees paid to Jefferies to be credited against this amount).

FORWARD-LOOKING STATEMENTS

This Offering Memorandum, including the documents incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements.  These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” or “intend.”  These forward-looking statements reflect our plans, expectations and beliefs and, accordingly, are subject to certain risks and uncertainties.  We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, or cautionary statements, include, among others, those under the caption “Risk Factors” and elsewhere in this Offering Memorandum, including in conjunction with the forward-looking statements included in this Offering Memorandum and in the documents incorporated by reference.  All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the cautionary statements.  You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission (“SEC”) from time to time, including our reports on Forms 10-Q and 10-K which will be filed in the future, as well as our other reports and filings with the SEC.

Our forward-looking statements are based on information available to us today, and we will not update these statements.  Our actual results may differ significantly from the results discussed.

SUMMARY
The following summary highlights selected information contained elsewhere in this Offering Memorandum and the Letter of Transmittal and may not contain all the information that is important to you.  For a more complete understanding of the Exchange Offers and Solicitation, you should read this entire Offering Memorandum, the information incorporated by reference herein and the Offer Documents.  Capitalized terms used but not defined in this Summary have the meanings given to them elsewhere in this Offering Memorandum.

Companies
TerreStar Corporation, a Delaware corporation (“TSC”), TerreStar Holdings Inc., a Delaware corporation and a direct wholly-owned subsidiary of TSC (“Holdings”), and TerreStar Networks Inc., a Delaware corporation and an indirect and majority-owned subsidiary of TSC (“TSN” and together with TSC and Holdings, the “Companies”).

Formation of Holdings and Transfer of Spectrum
In connection with the Exchange Offers and Solicitation, TSC has formed a new wholly-owned subsidiary, Holdings, and will (i) transfer to Holdings all of its shares of MVH, a wholly-owned subsidiary of TSC, (ii) issue to Holdings up to 418,500 shares of Parent Amended Series B Preferred, and (iii) issue to Holdings up to 2,400,000 shares of Parent Amended Series E Preferred, all immediately prior to the consummation of the Exchange Offers and Solicitation.  In addition, TSC has caused the formation of Spectrum LLC to which TSC has transferred the Spectrum.  Holdings will authorize two (2) classes of Preferred Stock constituting the Exchange Securities: the Sub Series F Preferred and the Sub Series G Preferred, each with the rights and preferences described elsewhere in this Offering Memorandum.

Additional Compensation to EchoStar and Harbinger
In addition, concurrent with the Exchange Offers and Solicitation, Holdings will issue 600,000 shares of the Sub Series G Preferred to each of EchoStar and Harbinger, for a total additional issuance of 1,200,000 shares of Sub Series G Preferred, in exchange for their relinquishment of certain fundamental rights as holders of Series C&D Preferred and their consents under certain agreements and arrangements in connection with the Exchange Offers and Solicitation.

Principal Terms of the Exchange Offers and Solicitation

The Exchange Offers and Solicitation
The Companies are offering to exchange:

(i) all outstanding shares of Series A&B Preferred for 408,500 shares of Sub Series F Preferred, (ii) all outstanding shares of Series C&D Preferred and all outstanding shares of TSN Series A&B Preferred for 10,000 shares of Sub Series F Preferred, and (iii) all outstanding shares of Series E Preferred for 1,200,000 shares of Sub Series G Preferred.

In connection with the Exchange Offers, TSC is also hereby soliciting Consents to the Proposed Amendments to the certificate of designations of the Series B Preferred, which certificate governs the terms of the Series B Preferred.  In the event we have obtained the requisite Consents to the Proposed Amendments from holders of the Series B Preferred, shares of any holders of the Series B Preferred that do not participate in the Exchange Offers will nevertheless be amended and will become shares of the Parent Amended Series B Preferred.

Use of Proceeds	The Companies will not receive any cash proceeds from the issuance of the Sub Series F Preferred or Sub Series G Preferred.

Expiration Time
5:00 p.m., New York City time, on November 10, 2009, unless the Companies, in their sole discretion, extend the period of time during which the Exchange Offers and Solicitation are open or earlier terminate the Exchange Offers and Solicitation (the “Expiration Time”).  It is expected that the Expiration Time  will be extended to the Section 14(c) Date (as defined on page 6 herein) if such date occurs after November 10, 2009.

Conditions
The Exchange Offers and Solicitation are subject to certain conditions, including:

(i) receipt of all required approvals and consents or waivers thereof, from certain TSC equity holders, including, without limitation, (a) the consent of the holders of TSC’s Common Stock in connection with the authorization of additional shares of TSC’s Common Stock, (b) the consent of the holders of TSC’s Common Stock and, separately, the holders of TSC’s Preferred Stock voting as a single class, in connection with the authorization of additional shares of TSC’s Preferred Stock, (c) the Consents of the holders of Series B Preferred with respect to the Proposed Amendments and the consent of the holder of Series E Preferred in connection with amendments to the certificate of designations of the Series E Preferred, (d) the consent of the holders of TSC’s Common Stock in connection with the Proposed Amendments and amendments to the certificates of designations of the Series E Preferred, including without limitation, as such amendments relate to the  issuance of TSC’s Common Stock upon the conversion of the Parent Amended Series B Preferred and Parent Amended Series E Preferred, (e) the required consents of the holders of each of the Series C&D Preferred and each of the TSN Series A&B Preferred in connection with the Exchange Offers and Solicitation, and (f) the waivers of certain equity holders under certain preemptive rights agreements with TSC and TSN.  The Consents are being solicited pursuant to this Offering Memorandum;

(ii) receipt of all other required consents, approvals and/or waivers thereof, including with out limitation, the consent of  the holders of certain debt instruments of TSC and TSN;

(iii) the negotiation and finalization of all definitive documents in connection with the Exchange Offers and Solicitation;

(iv) receipt of any required governmental or quasi-governmental and regulatory or quasi-regulatory consents and approvals (including any consents and approvals required from the Federal Communications Commission and Nasdaq);

(v) receipt of certain other consents and approvals, including without limitation, approval of the Board of Directors of TSC and its affiliates, including the Boards of Directors of TSN and Holdings, and the affirmative participation in the Exchange Offers and Solicitation of at least 90% of each series of Original Securities to be tendered in the Exchange Offers and Solicitation;

(vi) no actions seeking to enjoin the consummation of the Exchange Offers and Solicitation shall have been undertaken and no orders, decrees, or ruling by any court or governmental body restraining or enjoining the Exchange Offers and Solicitation shall have been entered and no actions, orders, decrees or ruling by any court or governmental body shall have been entered that, in the Companies’ reasonable judgment, is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Companies and its subsidiaries, taken as a whole;

(vii) there shall have not occurred or be unlikely to occur any event affecting the business or financial affairs of the Companies that, in their reasonable judgment, would or might prohibit, prevent, restrict or delay consummation of the Exchange Offers and Solicitation; and

(viii) there has not occurred (a) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets, (b) a decline of the price of TSC’s Common Stock to less than $1.25 per share since the date of the commencement of the Exchange Offers and Solicitation, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or other major financial markets, (d) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in the Companies’ reasonable judgment, might affect the extension of credit by banks or other lending institutions, (e) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (f) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

With respect to consents required from the holders of TSC’s Common Stock, we will be required to file an information statement with the SEC under Section 14(c) of the Exchange Act and such authorization of additional shares of TSC’s Common Stock and shares of TSC’s Preferred Stock will not take effect until at least twenty (20) calendar days after the mailing of such information statement (the “Section 14(c) Date”).

The foregoing conditions are for the sole benefit of the Companies and may be asserted by the Companies regardless of the circumstances giving rise to any such condition and may be waived by the Companies, in whole or in part, at any time and from time to time, in their sole discretion.

Withdrawal Rights	Holders may withdraw their tendered Original Securities and delivered Consents, as applicable, at the Expiration Time.

Procedures for Tendering Original Securities and Delivering Consents

Any holder wishing to exchange Original Securities and/or deliver Consents should complete and sign the accompanying Letter of Transmittal (or a facsimile thereof) in accordance with the instructions set forth therein, having his or her signature thereon guaranteed (if required by instructions to the Letter of Transmittal), and send or deliver it together with any other required documents, including, without limitation, certificates evidencing such Original Securities (or, in the case of Original Securities delivered by book-entry transfer, confirmation of the transfer of such Original Securities into the Exchange and Information Agent’s account with DTC pursuant to the procedures set forth herein and in the Letters of Transmittal) to the Exchange and Information Agent at the address or facsimile number set forth on the last page of this Offering Memorandum.

Special Procedures for Beneficial Owners
If you are a beneficial owner whose Original Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender Original Securities and deliver Consents, you should contact the registered holder and instruct the registered holder to tender the Original Securities and deliver Consents on your behalf.  An Instruction Letter has been delivered with the Offer Documents which may be used to deliver instructions to the registered holder of your Original Securities.  A copy of the Instruction Letter may be obtained from your broker or other nominee.

Acceptance of Original Securities and Consents and Delivery of Exchange Securities

Subject to the satisfaction or waiver of the conditions set forth herein, the Companies will accept for exchange all Original Securities and all Consents that are properly tendered and delivered prior to the Expiration Time and not properly withdrawn.  The Sub Series F Preferred and the Sub Series G Preferred will be delivered promptly following the Expiration Time.

The Exchange and Information Agent
Epiq Financial Balloting Group is the Exchange and Information Agent for the Exchange Offers and Solicitation.  Questions concerning the terms of the Exchange Offers and Solicitation or tender procedures and requests for additional copies of this Offering Memorandum or the accompanying Letter of Transmittal and related documents should be directed to the Exchange and Information Agent at the address and telephone number on the last page of this Offering Memorandum.

The Exchange Securities
Sub Series F Preferred
Issuer	TerreStar Holdings Inc. (“Holdings”)
Beneficial Ownership of Parent Amended Series B Preferred
Holdings will own of record and hold as fiduciary for the benefit of the holders of the Sub Series F Preferred, up to 418,500 shares of Parent Amended Series B Preferred issued by TSC.  Each holder of the Sub Series F Preferred will be, to the fullest extent permitted by law, entitled to all the rights of a holder of Parent Amended Series B Preferred, as though the Sub Series F Preferred holder was both the beneficial and record owner of the same number of shares as such holder owns of the Sub Series F Preferred.

Maturity
Parent Amended Series B Preferred will mature and become mandatorily redeemable on June 30, 2014 for an amount in cash per share equal to the greater of the Parent Amended Series B Liquidation Amount (as defined below in “Liquidation”) and the value of the shares of TSC’s Common Stock into which the Parent Amended Series B Preferred would have been converted if such conversion had occurred immediately prior to the redemption date.  At such time the Sub Series F Preferred will also be mandatorily redeemed.  See “Redemption” below.

Dividends
Each holder of shares of Sub Series F Preferred will be entitled, as beneficial owner of Parent Amended Series B Preferred shares, to receive, when and as declared by TSC’s Board of Directors, dividends, payable in cash out of funds legally available therefor, or, at the election of TSC in its sole discretion, in shares of TSC’s Common Stock, in the amount of 7% of the Parent Amended Series B Liquidation Amount per share per annum.  Dividends on the Parent Amended Series B Preferred will accrue on a daily basis at the applicable rate and be payable semi-annually on April 15 and October 15 of each year; provided that the accumulation of dividends, instead of payment thereof in cash or TSC’s Common Stock, for two (2) or more periods will trigger certain Board of Directors election rights as more fully described in this Offering Memorandum.

See “Description of Exchange Securities—Description of Sub Series F Preferred—Dividends.”

Ranking
After giving effect to the Exchange Offers and Solicitation, the Sub Series F Preferred (i) will rank senior to the Sub Series G Preferred and the common stock of Holdings, and (ii) as beneficial owners of the Parent Amended Series B Preferred, will rank senior to the Parent Amended Series E Preferred and TSC’s Common Stock.  See “Description of Exchange Securities—Description of Sub Series F Preferred—Ranking.”

Voting Rights
The Sub Series F Preferred holders will not be entitled to vote upon any matters required or permitted to be voted on by the shareholders of TSC, except that, as proxy for the record owner of the Parent Amended Series B Preferred, the holders of at least a majority of the then-outstanding shares of Sub Series F Preferred will be entitled, upon the occurrence of certain voting rights triggering events as specified under the certificate of designations of the Parent Amended Series B Preferred, to elect a majority of the members of TSC’s Board of Directors for successive one (1) year terms until the defects that allowed the shareholders to vote have been cured.

The holders of Sub Series F Preferred will not be entitled to vote on any matters required or permitted to be voted on by the shareholders of Holdings.

Redemption
Elective Redemption.  Upon the occurrence of either a Change in Control or a Senior Security Trigger Date (each as defined in the certificate of designations of Parent Amended Series B Preferred), each holder of Sub Series F Preferred, as beneficial owner of the Parent Amended Series B Preferred, may require TSC to redeem on such holder’s behalf all or a portion of the shares of Parent Amended Series B Preferred then beneficially held by such holder for an amount in cash equal to 108% of the Parent Amended Series B Liquidation Amount.

Mandatory Redemption.  On June 30, 2014, each holder of the Sub Series F Preferred, as beneficial owner of the Parent Amended Series B Preferred, shall be required to surrender the shares of Parent Amended Series B Preferred beneficially owned by such holder for redemption by TSC for an amount per share equal to the greater of the Parent Amended Series B Liquidation Amount and the market value of the shares of TSC’s Common Stock into which the Parent Amended Series B Preferred would have been converted if such conversion had occurred immediately prior to the maturity date.

Upon any redemption of the Parent Amended Series B Preferred, a corresponding number of shares of Sub Series F Preferred will also be redeemed for an aggregate amount per holder of $1.00.

Conversion Rights
Elective Conversion.  Each holder of Sub Series F Preferred, as a beneficial owner of the Parent Amended Series B Preferred, may at its option cause the conversion of such holder’s beneficially owned shares of Parent Amended Series B Preferred into such number of shares of TSC’s Common Stock as is determined by dividing the Parent Amended Series B Liquidation Amount, by the Parent Amended Series B Conversion Price.  The Parent Amended Series B Conversion Price shall be the average of the closing prices of a share of TSC’s Common Stock over the ten (10) trading day period ending three (3) days immediately prior to the issuance date of the applicable shares of TSC’s Preferred Stock plus 25%, but in no event less than the market value as of such date as calculated in accordance with the rules of the Nasdaq National or Small Cap Market System.

Mandatory Conversion.  Each holder of Sub Series F Preferred, as a beneficial owner of the Parent Amended Series B Preferred, shall be required to surrender the shares of Parent Amended Series B Preferred beneficially owned by such holder if, at any time, TSC shall elect to cause a conversion; provided, however, that mandatory conversion of shares of Parent Amended Series B Preferred shall only occur if certain minimum pricing thresholds are met and a registration statement registering the resale of the shares of TSC’s Common Stock issuable upon conversion of the Parent Amended Series B Preferred has been filed and is effective.

Upon any conversion of all or a portion of the shares of Parent Amended Series B Preferred, a corresponding number of shares of Sub Series F Preferred shall simultaneously be redeemed for an aggregate amount per holder of $1.00.

Liquidation	The holders of the Sub Series F Preferred shall be entitled to receive upon a Liquidation Event at either Holdings or, as beneficial owners of the Parent Amended Series B Preferred, at TSC, an amount per share equal to (a) $1,000, plus (b) all accrued but unpaid dividends on the Parent Amended Series B Preferred that have accumulated to the date of such Liquidation Event (the sum of (a) and (b) above is referred to as the “Parent Amended Series B Liquidation Amount”); provided that if the amount equal to the value of the shares of TSC’s Common Stock into which such holder’s beneficially owned Parent Amended Series B Preferred could have been converted immediately prior to such Liquidation Event is greater than the Parent Amended Series B Liquidation Amount, then the holders of the Sub Series F Preferred will receive such alternate amount.

Upon a Liquidation Event, holders of the Sub Series F Preferred shall not be entitled to receive from TSC and Holdings, in the aggregate, more than the Parent Amended Series B Liquidation Amount.

Sub Series G Preferred

Issuer	Holdings.
Beneficial Ownership of Parent Amended Series E Preferred
Holdings will own of record and hold as fiduciary for the benefit of the holders of Sub Series G Preferred, up to 2,400,000 shares of Parent Amended Series E Preferred issued by TSC.  Each holder of the Sub Series G Preferred will be, to the fullest extent permitted by law, entitled to all the rights of a holder of Parent Amended Series E Preferred, as though the Sub Series G Preferred holder was both the beneficial and record owner of an equal number of shares of the Parent Amended Series E Preferred as such holder owns of the Sub Series G Preferred.

Dividends
Each holder of shares of Sub Series G Preferred will be entitled, as beneficial owner of Parent Amended Series E Preferred shares, to participate, on an as-converted basis in dividends as and when dividends are declared or paid on TSC’s Common Stock.  See “Description of Exchange Securities—Description of Sub Series G Preferred—Dividends.”

Ranking
After giving effect to the Exchange Offers and Solicitation, the Sub Series G Preferred (i) will rank junior to Sub Series F Preferred and senior to the common stock of Holdings, and (ii) as beneficial owners of the Parent Amended Series E Preferred, will rank junior to Parent Amended Series B Preferred, and senior to TSC’s Common Stock.

Voting Rights
The Sub Series G Preferred holders shall not be entitled to vote on any matter required or permitted to be voted on by the shareholders of TSC, except that, as proxy for the record owner of the Parent Amended Series E Preferred, each holder of Sub Series G Preferred (together with any of its affiliates that beneficially own any shares of Sub Series G Preferred, as a single holder) shall be entitled to nominate one (1) or two (2) directors for election to the Board of Directors of TSC so long as certain ownership thresholds are met.

The holders of Sub Series G Preferred will not be entitled to vote upon any matters required or permitted to be voted on by the shareholders of Holdings.

Conversion
Each holder of Sub Series G Preferred may, as a beneficial owner of the Parent Amended Series E Preferred, at its option cause the conversion of such holder’s shares of Parent Amended Series E Preferred at any time and from time to time, into twenty five (25) shares of TSC’s Common Stock; provided, that no such conversion rights shall apply if the conversion would trigger certain change of control events at TSC or would violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of TSC or any of its affiliates.

Upon the conversion of all or a portion of the shares of Parent Amended Series E Preferred, a corresponding number of shares of Sub Series G Preferred shall simultaneously be redeemed for an aggregate amount per holder of $1.00.

Liquidation
The holders of the Sub Series G Preferred shall be entitled to receive upon a Liquidation Event at either Holdings or, as beneficial owners of the Parent Amended Series E Preferred, at TSC, an amount per share equal to (a) $.0001, plus (b) all accrued but unpaid dividends on the Parent Amended Series E Preferred to the date of such Liquidation Event (the “Parent Amended Series E Liquidation Amount”).

Upon a Liquidation Event, the holders of Sub Series G Preferred shall not be entitled to receive from TSC and Holdings, in the aggregate, more than the Parent Amended Series E Liquidation Amount.

No Transfers	The Shares of Sub Series G Preferred will not be transferrable by a holder thereof except to an affiliate of such holder.

Comparison of Certain Terms of the Original Securities with Those of the Exchange Securities

Certain material terms of the Exchange Securities are different from and may be considered less favorable to the holders thereof than those of the Original Securities.  The following chart merely outlines certain differences in such material terms.  Reference is made to the respective certificates of designations of the Original Securities and those of the Exchange Securities for the complete descriptions of the terms of all such securities.  The information contained in the chart below is qualified in its entirety by reference to such certificates of designations.

Rights of Series A&B Preferred	Rights of Sub Series F Preferred
Maturity Date—The Series A&B Preferred mature and become mandatorily redeemable by TSC on April 15, 2010.	Maturity Date—Parent Amended Series B Preferred matures and becomes mandatorily redeemable by TSC on June 30, 2014; at such time, the Sub Series F Preferred is mandatorily redeemable by Holdings.
Dividends—Holders of Series A&B Preferred are entitled to dividends payable in cash at a rate of 5.25% per annum or shares of TSC’s Common Stock at a rate of 6.25% per annum.  Accumulation of dividends, instead of payment thereof, for two (2) or more periods will trigger the Board election rights described below.

Dividends—Holders of Sub Series F Preferred, as beneficial owners of Parent Amended Series B Preferred, are entitled to dividends payable in cash or shares of TSC’s Common Stock at a rate of 7% per annum.  Accumulation of dividends, instead of payment thereof, for two (2) or more periods will trigger the Board election rights described below.

Board Rights—The holder of the Series A Preferred is entitled, together with the holders of any parity securities, acting as a single class, to elect two (2) directors to the Board of Directors of TSC upon the occurrence of certain triggering events.  Separately, holders of the Series B Preferred are entitled, together with the holders of any parity securities, acting as a single class, to elect a majority of directors to the Board of Directors of TSC upon the occurrence of certain triggering events.

Board Rights—The holders of the Sub Series F Preferred will have the right, as beneficial owners of the Parent Amended Series B Preferred and as a class, to elect a majority of the Board of Directors of TSC upon the occurrence of certain triggering events.

Conversion—Holders of the Series A Preferred are entitled to receive on conversion of the Series A Preferred a number of shares of TSC’s Common Stock equal to Series A Liquidation Value divided by the market value per share of TSC’s Common Stock on the date the Series A Preferred was issued, plus a premium of 33.3%1.  Holders of the Series B Preferred are entitled to receive on conversion of the Series B Preferred a number of shares of TSC’s Common Stock equal to Series B Liquidation Value divided by the market value per share of TSC’s Common Stock on the date the Series B Preferred was issued, plus a premium of 97.2%.2

Conversion—The holders of the Sub Series F Preferred, as beneficial holders of the Parent Amended Series B Preferred, are entitled to receive upon conversion of the Parent Amended Series B Preferred, a number of shares of TSC’s Common Stock equal to the Parent Amended Series B Liquidation Value divided by the average of the closing prices of a share of TSC’s Common Stock over the ten (10) trading day period ending three (3) days immediately prior to the issuance date of the applicable shares of TSC’s Preferred Stock plus 25%, but in no event less than the market value as of such date as calculated in accordance with the rules of the Nasdaq National or Small Cap Market System.

1 Based on TSC’s Common Stock closing price of $25.00 on April 15, 2005, the date on which the Series A Preferred was originally issued.
2 Based on TSC’s Common Stock closing price of $16.90 on October 25, 2005, the date on which the Series B Preferred was originally issued.

Rights of Series C&D Preferred and TSN Series A&B Preferred		Rights of Sub Series F Preferred
Consent Rights— (a) so long as each of the Series C&D Preferred holders beneficially owns at least 10% of  TSC’s Common Stock outstanding on a fully-diluted basis, the affirmative vote of each of the holders of the Series C&D Preferred will be required to consummate the following fundamental corporate actions as they apply to TSC, and (b) so long as each of the TSN Series A&B Preferred holders beneficially owns at least 10% of  TSC’s Common Stock outstanding on a fully-diluted basis, the affirmative vote of each of the holders of the TSN Series A&B Preferred will be required to consummate the following fundamental corporate actions as they apply to TSN:

Consent Rights—None.
(i)	Sale of 10% or more of the assets of TSC or TSN, as applicable, or of such Company’s subsidiaries, other than, in the case of TSC, the equity interests of SkyTerra Communications, Inc.;
(ii)	Consummation of any merger, consolidation, recapitalization, liquidation or dissolution of TSC or TSN, as applicable, or any of the applicable Company’s subsidiaries;
(iii)	Amendment of the certificate of incorporation, by-laws or other organizational documents of TSC or TSN, as applicable, or those of any of the applicable Company’s subsidiaries;
(iv)	Redemption or repurchase of any equity securities, except for the redemption under any compensatory plan or arrangement and, in the case of TSC, the Series A&B Preferred;
(v)	Making any material change in the lines of business of TSC or TSN, as applicable;
(vi)	Acquiring any asset or assets in one (1) or more transactions with a value in excess of $5,000,000;
(vii)	Making any capital expenditure in excess of $5,000,000 not contemplated by the annual budget;
(viii)	Appointing any new officers, executives or other key employees; or
(ix)
Increasing the size of the Board of Directors of TSC or the Board of Directors of TSN, as applicable, to more than eight (8) directors, except, in the case of TSC, for any increase resulting from the election of additional directors by the Series A&B Preferred.

Board Rights—Each of the Series C&D Preferred holders has the right to nominate one (1) member to the Board of Directors of TSC so long as such holder continues to own at least 5% of TSC’s Common Stock outstanding and two (2) directors so long as such holder continues to own at least 10% of TSC’s Common Stock outstanding.

Each of the TSN Series A&B Preferred holders has the right to nominate one (1) member to the Board of Directors of TSN so long as such holder continues to own at least 5% of TSC’s Common Stock outstanding and two (2) directors so long as such holder continues to own at least 10% of TSC’s Common Stock outstanding.

Board Rights—Holders of the Sub Series F Preferred will have the right, as beneficial owners of the Parent Amended Series B Preferred and as a class, to elect a majority of the Board of Directors of TSC upon the occurrence of certain triggering events.

Maturity Date; Mandatory Redemption—None.
Maturity Date; Mandatory Redemption—Each holder of Sub Series F Preferred, as a beneficial owner of the Parent Amended Series B Preferred, shall be required to surrender on June 30, 2014, the shares of Parent Amended Series B Preferred beneficially owned by such holder for redemption by TSC for an amount per share equal to the Parent Amended Series B Liquidation Amount (as defined in “Description of Exchange Securities—Liquidation”).  At such time, the Sub Series F Preferred will also be redeemed.

Mandatory Conversion—None.
Mandatory Conversion—Each holder of  Sub Series F Preferred, as a beneficial owner of the Parent Amended Series B Preferred, shall be required to surrender the shares of Parent Amended Series B Preferred beneficially owned by such holder if TSC shall elect to cause a conversion; provided, however, that mandatory conversion of shares of Parent Amended Series B Preferred shall only occur if certain minimum pricing thresholds are met and a registration statement registering the resale of the shares of TSC’s Common Stock issuable upon conversion of the Parent Amended Series B Preferred has been filed and is effective.

Rights of Series E Preferred	Rights of Sub Series G Preferred
Restrictions on Transfer—The certificate of designations contains no express prohibitions on transfer.	Restrictions on Transfer—The certificate of designations contains an express prohibition on transfer to any entity other than an affiliate of the holder.
Board Rights—None.
Board Rights—Each holder of the Sub Series G Preferred, as a beneficial owner of the Parent Amended Series E Preferred, may nominate one (1) or two (2) members to the Board of Directors of TSC provided that certain ownership thresholds are met.

TSC Organizational Structure

The following chart summarizes our current ownership structure and our as adjusted capital structure as of June 30, 2009 after giving effect to the Exchange Offers and Solicitation.

(1)	TerreStar Networks debt is shown at the original issue amount.
(2)	Motient Ventures Holding Inc. owns 88.4% of TSN.
(3)	15.0% Senior Secured PIK Notes due 2014 are currently accruing interest at a rate of 16.5% pursuant to the terms of the governing indenture.

(1)	Includes 10,000 shares of Sub Series F Preferred issued to Harbinger and EchoStar in exchange for all outstanding shares of Series C&D Preferred and all outstanding shares of TSN Series A&B Preferred.
(2)
Includes 1,200,000 shares of Sub Series G Preferred issued to Harbinger and EchoStar (600,000 shares each) as additional compensation discussed herein under “Summary—Additional Compensation to EchoStar and Harbinger.”

(3)	TerreStar Networks debt is shown at the original issue amount.
(4)	Motient Ventures Holding Inc. owns 88.4% of TSN.
(5)	15.0% Senior Secured PIK Notes due 2014 are currently accruing interest at a rate of 16.5% pursuant to the terms of the governing indenture.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and consolidated capitalization as of June 30, 2009, on an actual basis and on an as adjusted basis after giving effect to the Exchange Offers and Solicitation (assuming 100% participation).

	As of June 30, 2009
	Actual	As Adjusted
	(in millions)
Cash and Cash Equivalents(1)	$110.8	$100.8

Debt at TSN
15.0% Senior Secured PIK Notes due 2014(2)	$774.6	$774.6
6.5% Senior Exchangeable PIK Notes due 2014	164.3	164.3
14.0% Purchase Money Credit Facility due 2013	39.5	39.5
Total Debt at TSN	$978.5	$978.5

Preferred Securities
Series A Preferred Stock @ TSN	$0.0	$-
Series B Preferred Stock @ TSN	0.0	-
Series A Cumulative Convertible Preferred @ TSC	90.0	-
Series B Cumulative Convertible Preferred @ TSC	318.5	-
Series C Preferred Stock @ TSC	0.0	-
Series D Preferred Stock @ TSC	0.0	-
Series E Junior Participating Preferred Stock @ TSC	0.0	-
New Sub Series F Preferred @ Holdings(3)	-	418.5
New Sub Series G Preferred @ Holdings(4)	-	0.0
Parent Amended Series B Preferred @ TSC	-	0.0
Parent Amended Series E Preferred @ TSC	-	0.0
Total Consolidated Debt and Preferred Stock of TSC	$1,387.0	$1,397.0

(1)	Assumes fees and expenses of $10.0 million from the Exchange Offers and Solicitation and related transactions.
(2)	Currently accruing interest at a rate of 16.5% pursuant to the terms of the governing indenture.
(3)	Includes $10.0 million issued to Harbinger and EchoStar in exchange for all outstanding shares of Series C&D Preferred and all outstanding shares of TSN Series A&B Preferred.
(4)
Represents $24,000 face value of the 2.4 million shares of the Sub Series G Preferred, including 1,200,000 shares of Sub Series G Preferred issued to Harbinger and EchoStar (600,000 shares each) as additional compensation discussed under “Summary—Additional Compensation to EchoStar and Harbinger.”

RISK FACTORS

Risks Related to the Exchange Offers and Solicitation

In addition to the other information contained and incorporated by reference in this Offering Memorandum, you should consider carefully the following risk factors when evaluating the Exchange Offers and Solicitation.

In the event the Exchange Offers and Solicitation are not consummated, the Companies will need to find alternative methods to refinance or extend the maturity of the Original Securities which may be prohibitively expensive.

One of the reasons for conducting the Exchange Offers and Solicitation is to extend the maturity date of the Original Securities.  If the Exchange Offers and Solicitation are not consummated, the Companies cannot provide assurances that we would otherwise be able to redeem or refinance the Original Securities when they come due, especially in light of uncertainty in the credit and equity markets due to the economic downturn.

We may be restricted by the applicable provisions of the General Corporation Law of the State of Delaware (“DGCL”) from paying dividends on and/or redeeming the Exchange Securities.

Under the DGCL, we are permitted to pay dividends only from our “surplus” which is the excess of our total assets over the sum of our liabilities plus the aggregate par value of our outstanding capital stock, or if we have no surplus out of our net profits for the year in which a dividend is declared and/or for the immediately preceding fiscal year.  We cannot assure you that we will have any surplus or net profits such that we will be able to pay dividends on the Exchange Securities.  Additionally, we are permitted to redeem the Exchange Securities only from our surplus.  We cannot assure you that we will have any surplus at such time as we may be required to redeem any of the Exchange Securities.

The Exchange Securities will be subordinated to TSN’s existing and future indebtedness,  Holdings’ future indebtedness, and the present and future indebtedness and preferred stock of the other direct and indirect subsidiaries of Holdings in our capital structure.

The Exchange Securities will be subordinate to all present and future indebtedness of TSN, all future indebtedness of Holdings, all present and future indebtedness and preferred stock of the other direct and indirect subsidiaries of Holdings with respect to assets available to satisfy claims against the TSN, Holdings and Holdings’ other subsidiaries, including, without limitation, in the event of any liquidation, dissolution or winding up of TSN, Holdings and Holdings’ other subsidiaries.  As a result, holders of the Exchange Securities will not be entitled to receive any payment or other distribution of assets upon liquidation or dissolution until after TSN’s obligations to its debt holders, Holdings’ obligations to its debt holders, and Holdings’ other subsidiaries’ obligations to their debt holders and preferred stockholders have been satisfied.

Holders of the Exchange Securities are subject to future economic dilution in the event that TSC issues additional shares of TSC’s Common Stock  to third-parties who are not affiliated with such holders.

TSC is not prohibited from issuing TSC’s Common Stock and additional shares of the Exchange Securities to third parties unaffiliated with holders of the Exchange Securities.  In the event of any such issuance, holders of the Exchange Securities who are also beneficial holders of the Parent Amended Series B Preferred and Parent Amended Series E Preferred will be economically diluted, and their participation in increases, if any, in the value of TSC will be proportionally diluted.

The Exchange Securities and TSC’s Common Stock are restricted securities and therefore are not freely transferrable.

The Exchange Securities and TSC’s Common Stock have not been and will not be, at the time of the Exchange Offers and Solicitation, registered under the Securities Act or any securities laws of any jurisdiction and may not be offered or sold except pursuant to an effective registration statement or an exemption from, or in a transaction, not subject to, the registration requirements of the Securities Act.  In addition, holders of the Original Securities will not be able to tack their holding period under the Original Securities onto the holding period under the Exchange Securities upon the consummation of the Exchange Offers and Solicitation, nor will they be able to tack their holding period under the Exchange Securities onto the holding period under TSC’s Common Stock upon conversion of the Exchange Securities.  Therefore, holders of the Exchange Securities and TSC’s Common Stock are subject to the applicable full holding period requirement under Rule 144 of the Securities Act and their ability to transfer the Exchange Securities and TSC’s Common Stock will be limited.

There is no public market for the Exchange Securities.

There is no established trading market for the Exchange Securities and we do not expect a market to develop.  In addition, we do not intend to list the Exchange Securities on any securities exchange or automated quotation system.  Without an active market, liquidity of the Exchange Securities will be limited.

The Companies may elect to waive the condition of minimum participation and proceed with the Exchange Offers.

The Companies may determine to proceed with the Exchange Offers despite the fact that at least 90% of each series of TSC’s Preferred Stock to be tendered in the Exchange Offers have not affirmatively indicated participation in the Exchange Offers.  In the event the Companies determine to waive such condition of minimum participation and proceed with the Exchange Offers, it is possible that the non-participating holders could commence litigation against the Companies seeking to enjoin the Exchange Offers or other equitable remedies such as rescission, or seeking redemption in certain cases where redemption may be an available remedy in connection with certain corporate actions or for a proven breach of the terms of a series of TSC’s Preferred Stock.  If one (1) or more non-participating holders commenced such litigation against the Companies, the Companies can offer you no assurances that they would prevail in the position that the consummation of the Exchange Offers, without having met the minimum participation levels, does not trigger any redemption rights or otherwise violate the rights of any holder of TSC’s Preferred Stock.  If the Company did not prevail in any such litigation, it could be required to cease or unwind the Exchange Offers or take such other action as the court would deem equitable (such as rescission) or, in the case of the Series A&B Preferred stock, be required to redeem such stock at a price per share of $1,080, plus all accrued and unpaid dividends thereon, for a possible redemption price of $408.5 million in the aggregate.

In certain circumstances, you may be deemed to have received a taxable dividend even if we have not paid an actual dividend.

In certain circumstances, you may be deemed to have received a taxable dividend even if we have not paid an actual dividend.  For example, if the conversion rate in respect of the Parent Amended Series B Preferred is adjusted (or if the rate is not adjusted upon certain events) and distributions of property are made on another class of stock of TSC, then holders of the Parent Amended Series B Preferred and the Sub Series F Preferred, as beneficial owners of the Parent Amended Series B Preferred, may be considered to have received a constructive dividend for U.S. federal income tax purposes, notwithstanding the fact that no actual dividend has been paid.  In addition, holders of the Parent Amended Series B Preferred and the Sub Series F Preferred, as beneficial owners of the Parent Amended Series B Preferred, may be deemed to receive a taxable dividend up to the amount of accrued and unpaid dividends, even though no actual dividend has been paid.  For additional information, see “Certain United States Federal Income Tax Consequences.”

Risks Related to Our Business

For a discussion of risks associated with our business, please see the discussion of risks related to our business under the heading “Risk Factors” in TSC’s Annual Report on Form 10-K for the year ended December 31, 2008 which is incorporated by reference in this Offering Memorandum.

THE EXCHANGE OFFERS AND SOLICITATION

Terms of the Exchange Offers and Solicitation

The Companies hereby offer, upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Offering Memorandum and the accompanying Letter of Transmittal and related documents, to exchange (i) all outstanding shares of Series A&B Preferred for up to 408,500 shares of Sub Series F Preferred, (ii) all outstanding Series C&D Preferred and all outstanding shares of TSN Series A&B Preferred for up to 10,000 shares of Sub Series F Preferred, and (iii) all outstanding shares of Series E Preferred Stock for up to 1,200,000 shares of Sub Series G Preferred.  In connection with the Exchange Offers, TSC is also hereby soliciting Consents to Proposed Amendments to the certificate of designations of the Series B Preferred.  In the event we have obtained the requisite Consents to the Proposed Amendments from holders of the Series B Preferred, shares of any holders of the Series B Preferred that do not participate in the Exchange Offers will nevertheless be amended and will become subject to the terms of the amended certificate of designations of the Parent Amended Series B Preferred.

The Companies will exchange the Original Securities properly tendered, and not properly withdrawn, for Exchange Securities, and will accept Consents properly tendered, and not properly withdrawn, in each case prior to the Expiration Time and otherwise in accordance with the procedures described below.  Subject to the satisfaction or waiver of the conditions, Exchange Securities will be issued promptly following the Expiration Time.

Each Exchange Offer and Solicitation is not being made to, and the Companies will not accept tenders of Original Securities for exchange from, holders of Original Securities in jurisdictions in which such Exchange Offer and Solicitation or the acceptance of the offer made hereby would not be in compliance with the securities or blue sky laws of that jurisdiction.

Original Securities that are not tendered, or are tendered but not accepted, will remain outstanding and will be entitled to the benefits of the certificates of designations relating to such Original Securities, unless and until we have obtained the requisite Consents from holders of the Series B Preferred to amend the certificate of designations of the Series B Preferred, at which time the shares of Series B Preferred which have not been tendered, or were tendered but not accepted, will become subject to the terms of the amended certificate of designations of the Parent Amended Series B Preferred.

The Companies will be considered to have accepted validly tendered Original Securities and validly delivered Consents if and when the Companies give oral notice of such acceptance followed by written confirmation or written notice to the Exchange and Information Agent (the “Exchange Agent”).  The Exchange Agent will act as the tendering holders’ agent for purposes of receiving the Exchange Securities and accepting Consents.  If the Companies do not accept any tendered Original Securities for exchange because of an invalid tender or delivery or the occurrence of other events, the Exchange Agent will return the certificates representing the unaccepted Original Securities, without expense, to the tendering holder as soon as practicable after the Expiration Time, or, if the Original Securities are uncertificated, those securities will be returned to the tendering holder, as soon as practicable after the Expiration Time via book-entry transfer.

No one has been authorized to make any recommendation concerning whether holders should tender their Original Securities or deliver their Consents in the Exchange Offers and Solicitation.  Holders must make their own decision as to whether to tender their Original Securities or deliver their Consents.

Expiration Time.  The Expiration Time for each Exchange Offer and Solicitation is 5:00 p.m., New York City time, at 5:00 p.m., New York City time, on November 10, 2009, unless extended or earlier terminated by the Companies.  In that case, the Expiration Time will be the latest date and time on which such Exchange Offer and Solicitation is extended.  It is expected that the Expiration Time  will be extended to the Section 14(c) Date if such date occurs after November 10, 2009.

Extension, Termination or Amendment.  If, by the Expiration Time, any or all conditions of the Exchange Offers and Solicitation have not been satisfied, the Companies reserve the right (but will not be obligated) to (i) extend the Exchange Offers and Solicitation on a daily basis or for such period or periods as the Companies in their sole discretion may determine and retain all tendered Original Securities until the Expiration Time, (ii) amend the Exchange Offers and Solicitation in any respect by giving written notice of such amendment to the Exchange Agent and making public disclosure of such amendment to the extent required by law; provided, however, that the Companies will not amend the Exchange Offers and Solicitation after the Expiration Time.  In addition, the Companies expressly reserve the right to terminate the Exchange Offers and Solicitation in the event that any condition of the Exchange Offer is not satisfied or, in the judgment of the Companies, is unlikely to be satisfied.

Subject to the applicable regulations of the SEC, the Companies expressly reserve the right, in their sole discretion, at any time and from time to time, and regardless of whether any of the events set forth in “—Conditions of the Exchange Offers and Solicitation” shall have occurred or shall have been determined by the Companies to have occurred, to extend the period during which the Exchange Offers and Solicitation are open and thereby delay acceptance for exchange for any Original Securities, by giving written notice of such extension to the Exchange Agent and by making public disclosure of such extension to the extent required by law.  The rights reserved by the Companies in this paragraph are in addition to the Companies’ rights to terminate the Exchange Offers and Solicitation pursuant to the conditions under “—Conditions of the Exchange Offers and Solicitation.”

The Exchange Offers and Solicitation may be amended, extended or terminated.  There can be no assurance that the Companies will exercise their right to extend, terminate or amend the Exchange Offers and Solicitation.  During any extension and irrespective of any amendment to the Exchange Offers and Solicitation, all Original Securities previously tendered pursuant to the Exchange Offers and Solicitation and not accepted for exchange or withdrawn will remain subject to the Exchange Offers and Solicitation and may be accepted thereafter for exchange by the Companies.  See “—Procedures for Tendering Original Securities and Delivering Consents—Withdrawal of Tenders and Consents.”  Subject to compliance with applicable law, the Companies may waive conditions without extending the Exchange Offers and Solicitation.

Announcements.  Any extension, termination or amendment will be followed as promptly as practicable by announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Time.  Without limiting the manner in which the Companies may choose to make such announcement, the Companies will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by making a release to the Dow Jones News Service, Business Wire or such other means of announcement as the Companies deem appropriate.

Beneficial Owners.  Persons who are beneficial owners and who seek to tender Original Securities and deliver Consents should contact the holder and instruct such holder to tender Original Securities and deliver Consents on its behalf or either (a) obtain and include with the accompanying Letter of Transmittal, Original Securities properly endorsed for transfer by the holder or accompanied by a properly completed stock power from the holder with signatures on the endorsement or stock power guaranteed by an Eligible Institution (as hereinafter defined) or (b) effect a record transfer of such Original Securities from the holder to such beneficial owner and comply with the requirements applicable to holders for tendering Original Securities and delivering Consents, prior to the Expiration Time, as the case may be.  Any Original Securities properly tendered prior to the Expiration Time accompanied by a properly completed Letter of Transmittal will be transferred as of the Expiration Time at the discretion and upon the request of the Companies.  Neither the Companies nor the applicable transfer agent has any obligation to effect the transfer of any Original Securities from the name of the holder thereof if the Companies do not accept for tender any of the amount of the Original Securities.

An Instruction Letter has been included in the Offer Documents which may be used by a beneficial owner to instruct its broker, dealer, commercial bank or other nominee that is the holder of its Original Securities to tender such Original Securities and deliver Consents in the Exchange Offers and Solicitation.  Copies of the Instruction Letter may be obtained from the broker, dealer, commercial bank or other nominee of your Original Securities or from the Exchange Agent.

Acceptance of Original Securities for Exchange and Acceptance of Consents.  Upon the terms and subject to the satisfaction or waiver of conditions of the Exchange Offers and Solicitation (including, if an Exchange Offer is extended or amended, the terms and conditions of any extension or amendment) and applicable law, the Companies will exchange the Exchange Securities for all validly tendered Original Securities (which have not been properly withdrawn in accordance with “—Procedures for Tendering Original Securities and Delivering Consents—Withdrawal of Tenders and Consents”) promptly following the Expiration Time.  The Companies expressly reserve the right, in their sole discretion, to delay closing the Exchange Offers and Solicitation (subject to Rule 14e-1(c) under the Exchange Act, which requires that the Companies pay the consideration offered or return the Original Securities deposited pursuant to the Exchange Offers and Solicitation promptly after termination or withdrawal of the Exchange Offers and Solicitation), or to terminate the Exchange Offers and Solicitation and not accept for exchange any Original Securities or any Consents delivered, (i) if any of the conditions set forth under “—Conditions of the Exchange Offers and Solicitation” shall not have been satisfied or validly waived by the Companies or (ii) in order to comply in whole or in part with any applicable law.  In addition, the Companies expressly reserve the right to terminate the Exchange Offers and Solicitation in the event that any condition of the Exchange Offer is not satisfied or, in the judgment of the Companies, is unlikely to be satisfied.  In all cases, issuance and delivery of the Exchange Securities to be issued pursuant to the Exchange Offers and Solicitation will be made only after timely receipt by the Exchange Agent of (a) certificates representing such Original Securities, or timely confirmation of a book-entry transfer (a “Book-Entry Confirmation”) of such Original Securities into the Exchange Agent’s account at a book-entry transfer facility pursuant to the procedures set forth in “—Procedures for Tendering Original Securities and Delivering Consents,” (b) the properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and (c) all applicable signature guarantees and any other documents required by the applicable Letter of Transmittal.  See “—Procedures for Tendering Original Securities and Delivering Consents” for a description of the procedures for tendering Original Securities and delivering Consents pursuant to the Exchange Offers and Solicitation.

Tendering holders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 5 of the Letter of Transmittal, transfer taxes on the exchange of Original Securities for Exchange Securities pursuant to the Exchange Offers and Solicitation.  The Companies will pay the customary compensation and expenses of the Information Agent and Exchange Agent in connection with the Exchange Offers and Solicitation.

Procedures for Tendering Original Securities and Delivering Consents

Set forth below are procedures for tendering the Original Securities.  In addition, the tender of shares of Series B Preferred pursuant to the Exchange Offers and in accordance with the procedures described below will constitute the delivery of Consents to the Proposed Amendments with respect to the shares of Series B Preferred tendered.  Holders may not tender their Series B Preferred without delivering their Consents pursuant to the Solicitation and may not deliver their Consents without validly tendering their Series B Preferred pursuant to the Exchange Offers.

Valid Tender.  Except as set forth below, for a holder to validly tender Original Securities and Consents, as applicable, pursuant to the Exchange Offers and Solicitation, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with any signature guarantees and any other document, required by the Instructions to such document, must be received by the Exchange Agent at the address set forth on the last page of this Offering Memorandum on or prior to the Expiration Time and either (i) certificates representing such Original Securities must be received by the Exchange Agent at such address or (ii) such Original Securities must be transferred pursuant to the procedures for book-entry transfer described under “Book-Entry Transfer” below and a Book-Entry Confirmation must be received by the Exchange Agent, in each case, on or prior to the Expiration Time.  A holder who desires to tender Original Securities and deliver Consents and who cannot comply with the procedures set forth herein for tender on a timely basis or whose Original Securities are not immediately available must comply with the procedures for guaranteed delivery described under “—Guaranteed Delivery” below.

In all cases, notwithstanding any other provision hereof, and subject to the satisfaction or waiver of the conditions to the Exchange Offers and Solicitation, the exchange of Exchange Securities for Original Securities pursuant to the Exchange Offers and Solicitation will be made only after timely receipt by the Exchange Agent of (i) certificates representing such Original Securities or a Book-Entry Confirmation with respect to such Original Securities, (ii) Letter of Transmittal (or a facsimile thereof) properly completed and duly executed and (iii) any required signature guarantees and other documents required by the Letter of Transmittal.  Accordingly, tendering holders receive Exchange Securities at different times depending upon when certificates representing Original Securities or Book-Entry Confirmations are actually received by the Exchange Agent.

Tender of Original Securities Held Through DTC.  The Exchange Agent and DTC will confirm that the Exchange Offers and Solicitation are eligible for DTC’s Automated Tender Offer Program (“ATOP”).  DTC is expected to authorize any DTC participant who has Original Securities credited to its DTC account at any time to tender Original Securities as if it were a holder.  Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offers and Solicitation by causing DTC to transfer Original Securities to the Exchange Agent in accordance with DTC’s ATOP procedures for transfer.  DTC will then send an Agent’s Message (as defined below) to the Exchange Agent.  See “—Book-Entry Transfer.”

The term “Agent’s Message” means a message transmitted by DTC, received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgement from a participant in DTC that is tendering Original Securities or delivering Consents which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal (or, in the case of an Agent’s Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the Notice of Guaranteed Delivery), and that the Companies may enforce such agreement against such participant.

Book-Entry Transfer.  The Exchange Agent will establish an account at DTC (“Book-Entry Transfer Facility”) for purposes of the Exchange Offers and Solicitation within two (2) business days after the date of the Exchange Offers and Solicitation, and any financial institution that is a participant in a Book-Entry Transfer Facility’s system and whose name appears on a security position listing as the record owner of Original Securities may make book-entry delivery of Original Securities by causing such Book-Entry Transfer Facility to transfer such Original Securities into the Exchange Agent’s account at such Book-Entry Transfer Facility in accordance with such Book Entry Transfer Facility’s procedures for such transfer.  As part of the delivery of Original Securities through book-entry transfer into the Exchange Agent’s account at a Book-Entry Transfer Facility, the broker or other nominee effecting the book-entry transfer shall affirmatively acknowledge that all of the conditions set forth the Letter of Transmittal are accepted by placing an “X” in the condition field, which will have the same effect as if they had completed and returned a physical Letter of Transmittal to the Exchange Agent.

Signature Guarantees.  Signatures on a Letter of Transmittal need not be guaranteed if the Original Securities tendered thereby are tendered (a) by the holder(s) (which term, for purposes of the Letter of Transmittal shall include any participant in a Book-Entry Transfer facility’s system whose name appears on a security position listing as the record owner of the Original Securities) thereof, unless such holder has completed either the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” in the Letter of Transmittal, or (b) for the account of a firm that is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office in the United States, a member of the Stock Exchange Medallion Program (“SEMP”) or a member of the New York Stock Exchange Inc.  Medallion Signature Program or certain other eligible guarantors (each, an “Eligible Institution”).  In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.  See Instruction 3 the Letter of Transmittal.

Except as provided below under “—Guaranteed Delivery,” unless the Original Securities being tendered are deposited with the Exchange Agent on or prior to the Expiration Time (accompanied by the appropriate, properly completed and duly executed Letter of Transmittal and any other documents required thereunder), the Companies may, in their sole discretion, reject such tender.

Guaranteed Delivery.  Holders whose certificates representing Original Securities are not immediately available, or who cannot deliver their certificates and other required documents to the Exchange Agent or complete the procedure for book-entry transfer on or prior to the Expiration Time, may nevertheless tender their Original Securities by properly completing and duly executing a Notice of Guaranteed Delivery if all the following conditions are satisfied: (a) the tender is made by or through an Eligible Institution; (b) a Notice of Guaranteed Delivery substantially in the form provided by the Companies herewith, properly completed and duly executed, is received by the Exchange Agent as provided below on or prior to the Expiration Time; and (c) the certificates representing all tendered Original Securities, or a Book-Entry Confirmation with respect to all tendered Original Securities, together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, and any required signature guarantees and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the date of delivery of the Notice of Guaranteed Delivery.

A Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Exchange Agent and must include a signature guarantee by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery.

The method of delivery of certificates representing Original Securities, Letter of Transmittal, any required signature guarantees and any other required documents, including delivery through a Book-Entry Transfer Facility, is at the option and risk of the tendering holder and, except as otherwise provided in the Letter of Transmittal, delivery will be deemed made only when actually received by the Exchange Agent.  In all cases, sufficient time should be allowed to ensure timely delivery.

Lost or Missing Certificates.  If a holder desires to tender Original Securities pursuant to the Exchange Offers and Solicitation, but the certificates representing such Original Securities have been mutilated, lost, stolen or destroyed, such holder should write to or telephone the Trustee about procedures for obtaining replacement certificates representing such Original Securities, arranging for indemnification or about any other matter which requires handling by the Trustee.

Backup Federal Income Tax Withholding.  Under the “backup withholding” provisions of U.S. Federal income tax law, unless a tendering holder, or his assignee (in either case, the “Payee”), satisfies the conditions described in Instruction 9 of the Letter of Transmittal or is otherwise exempt, any consideration paid as a result of the Exchange Offers and Solicitation may be subject to backup withholding tax at a rate of 28%.  To prevent backup withholding, each Payee should complete and sign the Form W-9 provided in the applicable Letter of Transmittal or an appropriate Form W-8.  See Instruction 6 of the Letter of Transmittal.

Effect of Letter of Transmittal.  Subject to and effective upon the acceptance for exchange of the Original Securities tendered thereby for Exchange Securities, by executing and delivering a Letter of Transmittal, a tendering holder (i) irrevocably sells, assigns and transfers to, or upon the order of, the Companies, all right, title and interest in and to all the Original Securities tendered thereby and (ii) irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of such holder (with full knowledge that the Exchange Agent also acts as agent of the Companies) with respect to any such tendered Original Securities, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing such Original Securities, or transfer ownership of such Original Securities, on the account books maintained by any of the Book-Entry Transfer Facilities, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Companies, (b) present such Original Securities for transfer on the security register and (c) receive all benefits or otherwise exercise rights of beneficial ownership of such Original Securities (except that the Exchange Agent will have no rights to, or control over, funds or Original Securities from the Companies, except as agent for the Companies, for the purchase price any tendered Original Securities that are exchanged by the Companies) all in accordance with the terms of the Exchange Offers and Solicitation.  In addition, the tender of shares of Series B Preferred pursuant to the Exchange Offers and in accordance with the procedures described below will constitute the delivery of Consents to the Proposed Amendments with respect to the shares of Series B Preferred tendered.

Determination of Validity.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Securities or delivered Consents pursuant to any of the procedures described above and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Companies, in their sole discretion, which determination will be final and binding.  The Companies reserve the absolute right to reject any or all tenders of any Original Securities or any or all deliveries of any Consents determined by them not to be in proper form or if the acceptance of such Original Securities or Consents may, in the opinion of the Companies’ counsel, be unlawful.  The Companies also reserve the right to waive or amend any condition to this Offering Memorandum to which they are legally permitted to waive or amend.  The Companies’ interpretation of the terms and conditions of this Offering Memorandum (including the Letters of Transmittal and the instructions thereto) will be final and binding.

No tender or delivery will be deemed to have been validly made until all defects or irregularities in such tender or delivery have been cured or waived.  None of the Companies, the Exchange Agent, or any other person will be under any duty to give notification of any defects or irregularities in any tender of any Original Securities or any delivery of any Consents or will incur any liability for failure to give any such notification.

Withdrawal of Tenders and Consents.  Tenders and Consents may be withdrawn at any time on or prior to the Expiration Time.  Original Securities tendered and Consents delivered on or prior to the Expiration Time may not be withdrawn at any time after the Expiration Time.  In the event of a termination of the Exchange Offers and Solicitation by the Companies, such Original Securities will be returned to the tendering holder as promptly as practicable.

A valid withdrawal of tendered Series B Preferred prior to the Expiration Time will constitute the concurrent valid withdrawal of such holder’s related Consent and a valid withdrawal of Consents will constitute the concurrent valid withdrawal of such holder’s related tendered Series B Preferred.  In order for a Holder to validly withdraw a Consent, such holder must validly withdraw the related tendered Series B Preferred.

If, for any reason whatsoever, acceptance for exchange of Exchange Securities for Original Securities tendered and Consents delivered pursuant to the Exchange Offers and Solicitation is delayed (whether before or after the Companies’ acceptance for exchange of Original Securities or Consents) or the Companies extend the Exchange Offers and Solicitation, the Companies may (without prejudice to its rights set forth herein) instruct the Exchange Agent to retain tendered Original Securities and delivered Consents and such Original Securities and Consents may not be withdrawn except to the extent that the tendering holder is entitled to withdrawal rights as described herein.

Any holder who has tendered Original Securities or delivered Consents or who succeeds to the record ownership of Original Securities in respect of which such tenders have previously been given may withdraw such tenders of Original Securities or delivery of Consents on or prior to the Expiration Time by delivery of a written notice of withdrawal subject to the limitations as described herein.  To be effective, a written or facsimile transmission notice must (i) be received by the Exchange Agent, at the address specified on the last page of this Offering Memorandum on or prior to the Expiration Time, (ii) specify the name of the holder to be withdrawn, (iii) contain the description of the Original Securities to be withdrawn or to which the notice of withdrawal relates, the certificate numbers shown on the particular certificates representing such Original Securities and the aggregate amount represented by such Original Securities and (iv) be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of the Original Securities into the name of the person withdrawing such Original Securities or Consents.  The signature(s) on the notice of withdrawal of any tendered Original Securities or delivered Consents must be guaranteed by an Eligible Institution unless the Original Securities have been tendered for the account of an Eligible Institution.  If the Original Securities to be withdrawn have been delivered or otherwise identified to the Exchange Agent, a signed notice of withdrawal is effective immediately upon receipt by the Exchange Agent of written or facsimile transmission of the nonce of withdrawal even if physical release is not yet effected.  A withdrawal of Original Securities or Consents can only be accomplished in accordance with the foregoing procedures.

A withdrawal of a tender of Original Securities or a delivery of Consents may not be rescinded and any Original Securities or Consents properly withdrawn will not be deemed to be validly tendered or delivered for purposes of this Offering Memorandum.  Withdrawn Original Securities or Consents may, however, be retendered or redelivered by repeating one of the procedures described in “—Procedures for Tendering Original Securities and Delivering Consents” at any time on or prior to the Expiration Time.

Conditions of the Exchange Offers and Solicitation

Notwithstanding any other provision of the Exchange Offers and Solicitation, the Companies shall not be required to accept for exchange any Original Securities or any Consents delivered, subject to any applicable rules and regulations of the SEC, to issue the Exchange Securities pursuant to the Exchange Offers and Solicitation, unless the following conditions have been met:

(i) receipt of all required approvals and consents or waivers thereof, from certain TSC equity holders, including, without limitation, (a) the consent of the holders of  TSC’s Common Stock in connection with the authorization of additional shares of  TSC’s Common Stock, (b) the consent of the holders of  TSC’s Common Stock and, separately, the holders of TSC’s Preferred Stock voting as a single class, in connection with the authorization of additional shares of TSC’s Preferred Stock, (c) the Consents of the holders of Series B Preferred with respect to the Proposed Amendments and the consent of the holder of Series E Preferred in connection with amendments to the certificates of designations of the Series E Preferred, (d) the consent of the holders of  TSC’s Common Stock in connection with the Proposed Amendments and amendments to the certificates of designations of the Series E Preferred, including without limitation, as such amendments relate to the  issuance of TSC’s Common Stock upon the conversion of the Parent Amended Series B Preferred and Parent Amended Series E Preferred, (e) the required consents of the holders of each of the Series C&D Preferred and each of the TSN Series A&B Preferred in connection with the Exchange Offers and Solicitation, and (f) the waivers of certain equity holders under certain preemptive rights agreements with TSC and TSN.  The Consents are being solicited pursuant to this Offering Memorandum;

(ii) receipt of all other required consents, approvals and/or waivers thereof, including with out limitation, the consent of  the holders of certain debt instruments of TSC and TSN;

(iii) the negotiation and finalization of all definitive documents in connection with the Exchange Offers and Solicitation;

(iv) receipt of any required governmental or quasi-governmental and regulatory or quasi-regulatory consents and approvals (including any consents and approvals required from the Federal Communications Commission and Nasdaq);

(v) receipt of certain other consents and approvals, including without limitation, approval of the Board of Directors of TSC and its affiliates, including the Boards of Directors of TSN and Holdings, and the affirmative participation in the Exchange Offers and Solicitation of at least 90% of each series of Original Securities to be tendered in the Exchange Offers and Solicitation;

(vi) no actions seeking to enjoin the consummation of the Exchange Offers and Solicitation shall have been undertaken and no orders, decrees, or ruling by any court or governmental body restraining or enjoining the Exchange Offers and Solicitation shall have been entered and no actions, orders, decrees or ruling by any court or governmental body shall have been entered that, in the Companies’ reasonable judgment, is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Companies and its subsidiaries, taken as a whole;

(vii) there shall have not occurred or be unlikely to occur any event affecting the business or financial affairs of the Companies that, in their reasonable judgment, would or might prohibit, prevent, restrict or delay consummation of the Exchange Offers and Solicitation; and

(viii) there has not occurred (a) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets, (b) a decline of the price of TSC’s Common Stock to less than $1.25 per share since the date of the commencement of the Exchange Offers and Solicitation, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or other major financial markets, (d) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in the Companies’ reasonable judgment, might affect the extension of credit by banks or other lending institutions, (e) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (f) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

With respect to consents required from the holders of  TSC’s Common Stock, we will be required to file an information statement with the SEC under Section 14(c) of the Exchange Act and such authorization will not take effect until at least twenty (20) calendar days after the mailing of such information statement.

The foregoing conditions are for the sole benefit of the Companies and may be asserted by the Companies regardless of the circumstances, including any action or inaction by the Companies, giving rise to any such condition or may be waived by the Companies, in whole or in part, at any time and from time to time, in their sole discretion.  The Companies may additionally terminate the Exchange Offers and Solicitation in the event that any condition is not satisfied or, in the judgment of the Companies, is unlikely to be satisfied.  If any of the foregoing events shall not have occurred, subject to the termination rights described above, the Companies may (i) return tendered Original Securities to the holders who tendered them, (ii) extend the Exchange Offers and Solicitation and retain all tendered Original Securities until the expiration of the extended Exchange Offers and Solicitation (in which case, the holders of such tendered Original Securities will not necessarily be entitled to additional withdrawal rights, see “—Procedures for Tendering Original Securities and Delivering Consents—Withdrawal of Tenders and Consents”), or (iii) amend the Exchange Offers and Solicitation in any respect by giving written notice of such amendment to the Exchange Agent and making public disclosure of such amendment to the extent required by law; provided, however, that the Companies will not amend the Exchange Offers and Solicitation after the Expiration Time.  The Companies reserve the right at any time to waive any or all of such conditions to the Exchange Offers and Solicitation.

DESCRIPTION OF EXCHANGE SECURITIES

The following are summaries of certain terms of the Sub Series F Preferred and the Sub Series G Preferred, which do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the respective certificates of designations attached as Exhibit A and Exhibit B to this Offering Memorandum.

Description of Sub Series F Preferred

General

This series of preferred stock of Holdings is designated as “Series F Preferred Stock” and the number of authorized shares constituting such series will be 700,000 shares, par value $0.01 per share.  Such number of shares may be increased or decreased by a resolution of the Board of Directors of Holdings.

Beneficial Ownership of Parent Amended Series B Preferred

Holdings will own of record and hold as fiduciary for the benefit of the holders of Sub Series F Preferred, up to 418,500 shares of Parent Amended Series B Preferred issued by TSC.  Each holder of the Sub Series F Preferred will be, to the fullest extent permitted by law, entitled to all the rights of a holder of Parent Amended Series B Preferred, as though the Sub Series F Preferred holder was both the beneficial and record owner of a number of shares of the Parent Amended Series B Preferred equal to the total number of shares of Sub Series F Preferred then beneficially owned by such holder (such ratio of one (1) share of Sub Series F Preferred to one (1) share of Parent Amended Series B Preferred, the “F/B Ratio”).

Maturity

Parent Amended Series B Preferred will mature and become mandatorily redeemable on June 30, 2014 for an amount per share in cash equal to the greater of the Parent Amended Series B Liquidation Amount (as defined below in “Liquidation”) and the value of the shares of TSC’s Common Stock into which the Parent Amended Series B Preferred beneficially owned by such holder of Sub Series F Preferred would have been converted if such conversion had occurred immediately prior to the redemption date.  At such time the Sub Series F Preferred will also be mandatorily redeemed for an aggregate amount per holder of $1.00.  See “Redemption” below.

Dividends

Each holder of Sub Series F Preferred, shall, as beneficial owner of the Parent Amended Series B Preferred, be entitled to receive, prior and in preference to any shares of securities junior thereto, in accordance with its F/B Ratio, when and as declared by the Board of Directors of TSC, dividends payable in cash out of funds legally available therefor or, at the election of TSC in its sole discretion, in shares of TSC’s Common Stock, in the amount of 7% (the “Dividend Rate”) of the Parent Amended Series B Liquidation Amount per share per annum then in effect (the “Dividend Amount”).  Dividends on each share of Parent Amended Series B Preferred shall accrue on a daily basis at the Dividend Rate and shall be payable on each of April 15 and October 15 beginning on April 15, 2010.  The accumulation of dividends, instead of payment thereof in cash or TSC’s Common Stock, for two (2) or more periods will trigger certain Board of Directors election rights as more fully described in this Offering Memorandum. Dividends may be paid in shares of TSC’s Common Stock only if a registration statement registering the resale of the shares of TSC’s Common Stock issuable on such Dividend Reference Date (defined below) has been filed with the SEC and such registration statement is effective on the date the Board of Directors of TSC declares such dividend.

The holders of Sub Series F Preferred will not be entitled to participate in dividends declared or paid on the common stock of Holdings, except that, to the extent any dividends are declared and accrued but unpaid on the shares of Parent Amended Series B Preferred beneficially owned by a holder of Sub Series F Preferred, a dividend shall also be declared and accrue at the same rate on the shares of Sub Series F Preferred owned by such holder.

Ranking

After giving effect to the Exchange Offers and Solicitation the Sub Series F Preferred shall, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the applicable company, or otherwise (a) (i) rank senior and prior to the Sub Series G Preferred and the common stock of Holdings and each other class of securities of Holdings, whether currently issued or issued in the future, that by its terms ranks junior to the Sub Series F Preferred, (ii) rank on a parity with each other class of securities of Holdings, whether currently issued or issued in the future, that does not by its terms rank senior or junior to the Sub Series F Preferred, and (iii) rank junior to each other class of securities of Holdings, whether currently issued or issued in the future, that by its terms ranks senior to the Sub Series F Preferred, and (b) as beneficial owners of the Parent Amended Series B Preferred (i) rank senior and prior to the Parent Amended Series E Preferred and TSC’s Common Stock and each other class of securities of TSC, whether currently issued or issued in the future, that by its terms ranks junior to the Parent Amended Series B Preferred, (ii) rank on a parity with each other class of securities of TSC, whether currently issued or issued in the future, that does not by its terms rank senior or junior to the Parent Amended Series B Preferred, and (iii) rank junior to each other class of securities of TSC, whether currently issued or issued in the future, that by its terms ranks senior to the Parent Amended Series B Preferred.

Voting Rights

Except as required by law, the holders of the Sub Series F Preferred shall have no voting rights and their consent shall not be required for taking any corporate actions by Holdings.  Except as required by law, the Sub Series F Preferred holders shall have no voting rights and their consent shall not be required for taking any corporate action by TSC, except that, as proxy for the record owner of the Parent Amended Series B Preferred, the holders of at least a majority of the then-outstanding shares of Sub Series F Preferred will be entitled, upon the occurrence of  (a) the accumulation of accrued and unpaid dividends for two (2) or more six (6) month periods, whether or not consecutive, (b) a violation by TSC of the Senior Security Cap or a Change in Control of TSC (each as defined in the certificate of designations for the Parent Amended Series B Preferred (the “Parent Amended Series B Certificate”)), or (c) the failure by TSC to comply with any other covenants or agreements set forth in the Parent Amended Series B Certificate and the continuance of such failure for a specified time thereafter, to the sole remedy of electing a majority of members of TSC’s Board of Directors for successive one (1) year terms until the defects that allowed the shareholders to vote have been cured.  The certificates of designations of the current Series A&B Preferred are silent as to the exclusivity of the Board of Directors election remedy upon the applicable triggering event, but the Parent Amended Series B Preferred is clear as to the exclusivity of this remedy, as was the intent under the certificates of designations for the Series A&B Preferred.

Redemption

Elective Redemption.  Upon the occurrence of either a Change in Control or a Senior Security Trigger Date (as defined in the Parent Amended Series B Certificate), each holder of Sub Series F Preferred, as beneficial owner of the Parent Amended Series B Preferred, may require TSC to redeem on such holder’s behalf all or a portion of the shares of Parent Amended Series B Preferred then beneficially held by such holder for an amount in cash, out of lawfully available funds, equal to 108% of the Series B Liquidation Value per share.

Mandatory Redemption.  On June 30, 2014, each holder of Sub Series F Preferred, as beneficial owner of the Parent Amended Series B Preferred, shall be required to surrender the shares of Parent Amended Series B Preferred beneficially owned by such holder for redemption by TSC for an amount per share in cash, out of lawfully available funds, equal to the greater of the Parent Amended Series B Liquidation Amount and the value of the shares of TSC’s Common Stock into which the Parent Amended Series B Preferred would have been converted if such conversion had occurred immediately prior to the maturity date.

Generally.  If the funds of TSC legally available for the redemption of shares of Parent Amended Series B Preferred are insufficient to redeem the total number of shares on the redemption date, those funds which are legally available will be used to redeem the maximum possible number of shares ratably among the holders.  The shares not redeemed shall remain outstanding and when additional funds of TSC are legally available for the redemption of shares of Parent Amended Series B Preferred, such funds will be used to redeem the balance of such shares not yet redeemed.

Upon any conversion or redemption of the Parent Amended Series B Preferred, a corresponding number of shares of Sub Series F Preferred, calculated in accordance with the F/B Ratio, will also be redeemed for an aggregate amount per holder of $1.00.  The shares of Sub Series F Preferred are not otherwise subject to redemption by Holdings.

Conversion Rights

Elective Conversion.  Each holder of Sub Series F Preferred may, as a beneficial owner of the Parent Amended Series B Preferred, at its option, cause the conversion of such holder’s beneficially owned shares of Parent Amended Series B Preferred into such number of fully paid and nonassessable shares of TSC’s Common Stock as is determined by dividing the Parent Amended Series B Liquidation Amount, by the Parent Amended Series B Conversion Price.  The Parent Amended Series B Conversion Price shall be the average of the closing prices of a share of TSC’s Common Stock over the ten (10) trading day period ending three (3) days immediately prior to the issuance date of the applicable shares of TSC’s Preferred Stock plus 25%, but in no event less than the market value as of such date as calculated in accordance with the rules of the Nasdaq National or Small Cap Market System (the “Parent Amended Series B Conversion Price”).

Mandatory Conversion.  Each holder of Sub Series F Preferred, as a beneficial owner of the Parent Amended Series B Preferred, shall be required to surrender the shares of Parent Amended Series B Preferred beneficially owned by such holder if, at any time, TSC shall elect to cause a conversion; provided, however, that mandatory conversion of shares of Parent Amended Series B Preferred shall only occur if (a) during the ninety (90) calendar day period immediately preceding the conversion date, the closing sale price of TSC’s Common Stock has been greater than the Parent Amended Series B Conversion Price plus a premium of 30%, for a total of not less than fifteen (15) trading days within a period of twenty (20) consecutive trading days during such ninety (90) calendar day period, and (b) a registration statement registering the resale of the shares of TSC’s Common Stock issuable upon conversion of the Parent Amended Series B Preferred has been filed with the SEC and is effective.

The shares of Sub Series F Preferred shall not be convertible, except upon the conversion of any Parent Amended Series B Preferred into TSC’s Common Stock, a corresponding number of shares of Sub Series F Preferred, calculated in accordance with the F/B Ratio shall simultaneously be redeemed for an aggregate amount per holder of $1.00.

Liquidation

Subject to the rights of any securities at the applicable company with rights senior to the Sub Series F Preferred or the Parent Amended Series B Preferred, as applicable, the holders of the Sub Series F Preferred shall be entitled to receive upon any liquidation, dissolution or winding up of the applicable company, whether voluntary or involuntary (each, a “Liquidation Event”) at either Holdings or, as beneficial owners of the Parent Amended Series B Preferred, at TSC, an amount per share equal to (a) $1,000, plus (b) an amount equal to all accrued but unpaid dividends on the Parent Amended Series B Preferred that have accumulated to the date of such Liquidation Event (the sum of (a) and (b) above is referred to as the “Parent Amended Series B Liquidation Amount”); provided that if the amount equal to the value of the shares of TSC’s Common Stock into which such holder’s beneficially owned  Parent Amended Series B Preferred could have been converted immediately prior to such Liquidation Event is greater than the Parent Amended Series B Liquidation Amount, the holders of the Sub Series F Preferred will receive such alternative amount.

Upon a Liquidation Event, the holders of Sub Series F Preferred shall not be entitled to receive from TSC and Holdings, in the aggregate, more than the Parent Amended Series B Liquidation Amount.

Description of Sub Series G Preferred

General

This series of preferred stock of Holdings is designated as “Series G Junior Preferred Stock” and the number of authorized shares constituting such series will be 4,000,000 shares, par value $0.01 per share.  Such number of shares may be increased or decreased by resolution of the Board of Directors of Holdings.

Beneficial Ownership of Parent Amended Series E Preferred

Holdings will own of record and hold as fiduciary for the benefit of the holders of Sub Series G Preferred, up to 2,400,000 shares of Parent Amended Series E Preferred issued by TSC.  Each holder of the Sub Series G Preferred will be, to the fullest extent permitted by law, entitled to all the rights of a holder of Parent Amended Series E Preferred, as though the Sub Series G Preferred holder was both the beneficial and record owner of an equal number of shares of the Parent Amended Series E Preferred as such holder owns of the Sub Series G Preferred (such ratio of one (1) share of Sub Series G Preferred to one (1) share of Parent Amended Series E Preferred, the “G/E Ratio”).

Dividends

Each holder of shares of Sub Series G Preferred will be entitled, as a beneficial owner of Parent Amended Series E Preferred shares, subject to the rights of the holders of any shares of any series of TSC’s Preferred Stock (or any similar stock) ranking senior to the Parent Amended Series E Preferred, with respect to dividends, to participate, on a per share basis in accordance with its G/E Ratio, in dividends as and when dividends are declared or paid on TSC’s Common Stock.  Holders of shares of Sub Series G Preferred will not be entitled to participate in any dividends declared or paid by Holdings.

Upon receipt of any dividends paid on the Parent Amended Series E Preferred as record holder thereof, the Company shall likewise pay such cash or other property to the holders of the Sub Series G Preferred in accordance with the G/E Ratio.

Ranking

After giving effect to the Exchange Offers and Solicitation the Sub Series G Preferred shall, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the applicable company or companies, or otherwise (a) (i) rank senior and prior (to the extent set forth in the certificate of designations of the Sub Series G Preferred) to the common stock of Holdings and each other class of securities of Holdings, whether currently issued or issued in the future, that by its terms ranks junior to the Sub Series G Preferred, (ii) rank on a parity with each other class of securities of Holdings, whether currently issued or issued in the future, that does not by its terms rank senior or junior to the Sub Series G Preferred, and (iii) rank junior to the Sub Series F Preferred and each other class of securities of Holdings, whether currently issued or issued in the future, that by its terms ranks senior to the Sub Series G Preferred, and (b) as beneficial owners of the Parent Amended Series E Preferred (i) rank senior and prior (to the extent set forth in the certificate of designations of the Parent Amended Series E Preferred) to TSC’s Common Stock and each other class of securities of TSC, whether currently issued or issued in the future, that by its terms ranks junior to the Parent Amended Series E Preferred, (ii) rank on a parity with each other class of securities of TSC, whether currently issued or issued in the future, that does not by its terms rank senior or junior to the Parent Amended Series E Preferred, and (iii) rank junior to the Parent Amended Series B Preferred and each other class of securities of TSC, whether currently issued or issued in the future, that by its terms ranks senior to the Parent Amended Series E Preferred.

Voting Rights

Except as required by law, holders of the Sub Series G Preferred shall have no voting rights and their consent shall not be required for taking any corporate actions by Holdings.  Except as required by law, the Sub Series G Preferred holders shall not be entitled to or permitted to vote on any matter required or permitted to be  voted on by the stockholders of TSC, except that, as proxy for the record owner of the Parent Amended Series E Preferred, the holders of the Sub Series G Preferred (in each case together with any of its affiliates that beneficially owns any shares of Sub Series G Preferred voting as a single holder) will each be entitled to (a) nominate one (1) director for election to the Board of Directors of TSC for so long as such Sub Series G Preferred holder continues to beneficially own on a fully-diluted basis at least 5% of the then outstanding TSC’s Common Stock, and (b)  nominate two (2) directors for election to the Board of Directors of TSC for so long as such Sub Series G Preferred holder continues to beneficially own on a fully-diluted basis at least 10% of the then outstanding TSC’s Common Stock.

Conversion

Each holder of Sub Series G Preferred, as beneficial owner of the Parent Amended Series E Preferred, may, at its option, cause the conversion, at any time and from time to time, of such holder’s beneficially owned shares of Parent Amended Series E Preferred into twenty five (25)shares of TSC’s Common Stock, subject to certain adjustments set forth in the certificate of designations of the Parent Amended Series E Preferred.  Holders of the shares of Parent Amended Series E Preferred shall not have the right to convert, if (a) such conversion would trigger certain change of control events at TSC, or (b) such conversion would violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of TSC or any of its affiliates.

Upon any conversion of the Parent Amended Series E Preferred, a corresponding number of shares of Sub Series G Preferred, calculated in accordance with the G/E Ratio will be simultaneously redeemed for an aggregate amount per holder of $1.00.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the applicable company or companies (each, a “Liquidation Event”), no distribution shall be made to the holders of any securities that are junior to the Sub Series G Preferred holders or the Parent Amended Series E Preferred holders, as the case may be, unless the Sub Series G Preferred holders have received (as direct owners of the Sub Series G Preferred or the beneficial owners of the Parent Amended Series E Preferred, an amount per share equal to (a) $0.0001, plus (b) all accrued but unpaid dividends on the Parent Amended Series E Preferred to the date of such Liquidation Event (the “Parent Amended Series E Liquidation Amount”).

Upon a Liquidation Event, the holders of Sub Series G Preferred shall not be entitled to receive from TSC and Holdings, in the aggregate, more than the Parent Amended Series E Liquidation Amount.

No Transfers

The holders of the Sub Series G Preferred shall not be entitled to transfer any shares of Sub Series G Preferred to any party other than affiliates of such holders.

NOTICE TO INVESTORS; TRANSFER RESTRICTIONS

Because the following restrictions will apply unless we cause a registration statement with respect to the resale of the Exchange Securities and TSC’s Common Stock to be declared effective under the Securities Act and your Exchange Securities or TSC’s Common Stock are sold pursuant thereto, you are advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Exchange Securities or TSC’s Common Stock.

The Exchange Securities and TSC’s Common Stock have not been and will not be, at the time of Exchange Offers and Solicitation, registered under the Securities Act or any securities laws of any jurisdiction, and may not be offered or sold except pursuant to an effective registration statement or an exemption from, or in a transaction, not subject to, the registration requirements of the Securities Act.  In addition, for purposes of Rule 144 under the Securities Act, investors of the Original Securities will not be able to tack their holding period under the Original Securities onto the holding period under the Exchange Securities upon the consummation of the Exchange Offers and Solicitation, nor will they be able to tack their holding period under the Exchange Securities onto the holding period under TSC’s Common Stock upon conversion of the Exchange Securities.  Therefore, investors of the Exchange Securities and TSC’s Common Stock are subject to the applicable full holding period requirement under Rule 144 of the Securities Act and their ability to transfer the Exchange Securities and TSC’s Common Stock will be limited.  Pursuant to Rule 144 and assuming all other applicable conditions are met, non-affiliates will have a holding period of six months and affiliates will have a holding period of one (1) year.  By tendering and not withdrawing your Original Securities in exchange for the Exchange Securities, each tendering holder agrees to make the following representations and acknowledgement.

•      No Registration.  The holder understands and acknowledges that the Exchange Securities and the shares of TSC’s Common Stock issuable upon conversion thereof have not been registered under the Securities Act or any other applicable securities laws, are being offered for resale in transactions not requiring registration under the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth under the “Investment Representations” section below, and that the Exchange Securities and TSC’s Common Stock and certificates evidencing the same will bear a legend reflecting such resale restrictions.

•      No Representations, Etc.  The holder acknowledges that neither we nor the Exchange Agent nor any person representing us or the Exchange Agent have made any representation to it with respect to us or the Exchange Securities or TSC’s Common Stock other than the information contained in this Offering Memorandum.  The holder has received a copy of the Offering Memorandum relating to the Exchange Securities and acknowledges that (a) it has conducted its own investigation of the Companies and the terms of the Exchange Securities and, in conducting its examination, it has not relied on either the Exchange Agent or on any statements or other information provided by either the Exchange Agent concerning the Companies or the terms of Exchange Securities or TSC’s Common Stock, (b) it has had access to our SEC filings and such financial and other information as it deems necessary to make its decision to participate in the Exchange Offers and Solicitation, and (c) has been offered the opportunity to ask questions of the Companies and received answers thereto, as it deemed necessary in connection with the decision to participate in the Exchange Offers and Solicitation.

•      Investment Representations.  The holder agrees on its own behalf and on behalf of any investor account for which it is tendering the Original Securities and each subsequent holder of the Exchange Securities or TSC’s Common Stock by its acceptance thereof will be deemed to agree, to offer, sell or otherwise transfer such Exchange Securities or TSC’s Common Stock prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision) (the “Resale Restriction Period”) only (i) to us or any subsidiary thereof, (ii) pursuant to a registration statement that has been declared effective under the Securities Act, or (iii) pursuant to Regulation D or any other available exemption from the registration requirements of the Securities Act, including under Rule 144, if available.  Each purchaser acknowledges that prior to the expiration of the Resale Restriction Period, we reserve the right to require, prior to any offer, sale or other transfer made pursuant to clause (iii) above, the delivery of an opinion of counsel, certifications and/or other information satisfactory to us.

•      Additional Representations.  The holder acknowledges that the Companies, the Exchange Agent and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or warranties deemed to have been made by such holder are no longer accurate, such holder shall promptly notify the Companies and the Exchange Agent.  If it is acquiring any Exchange Securities as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Circular 230 Notice

The tax discussion contained in this document is not given in the form of a covered opinion within the meaning of Circular 230 issued by the U.S. Secretary of the Treasury.  Thus, we are required to inform you that you cannot rely upon any advice contained in this document for the purpose of avoiding U.S. federal tax penalties.  The tax discussion contained in this document was written to support the promotion or marketing of the transactions or matters described in this document.  Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

The following is a summary of certain U.S. federal income tax consequences of the exchange of (i) Original Securities for the Exchange Securities, including a beneficial interest in the Parent Amended Series B Preferred and the Parent Amended Series E Preferred, and (ii) Series B Preferred for a direct ownership interest in Parent Amended Series B Preferred, and the ownership and disposition of the Exchange Securities, including a beneficial or direct ownership interest in the Parent Amended Series B Preferred and a beneficial interest in the Parent Amended Series E Preferred, and shares of TSC’s Common Stock (TSC’s Common Stock together with the Parent Amended Series B Preferred, the Parent Amended Series E Preferred, and the Exchange Securities, the “Stock”), but does not purport to be a complete analysis of all the potential tax considerations.  This summary is based upon the Internal Revenue Code of 1986, as amended, or the Code, the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.  This summary is limited to the tax consequences of those persons (the “Holders”) who hold the Exchange Securities, including a beneficial interest in the Parent Amended Series B Preferred and the Parent Amended Series E Preferred, as capital assets within the meaning of Section 1221 of the Code.  This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular Holders in light of their particular investment circumstances or status, nor does it address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities, expatriates, banks, real estate investment trusts, regulated investment companies, tax-exempt organizations and U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar or persons in special situations, such as those who have elected to mark securities to market or those who hold notes as part of a straddle, hedge, conversion transaction or other integrated investment).  In addition, this summary does not address U.S. federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction.  We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

For purposes of the following summary, “U.S. Holder” is a holder that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of the source; or (iv) a trust, if a court within the Unites States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all its substantial decisions or if a valid election to be treated as a U.S. person is in effect with respect to such trust.  A “Non-U.S. Holder” is a Holder that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.  In addition, for purposes of the following summary, the term “Series C Preferred” means the Series C Preferred Stock of TSC and the term “Series D Preferred” means the Series D Preferred Stock of TSC.

An entity treated as a partnership for U.S. federal income tax purposes generally is not subject to income tax on income derived from holding the Stock.  A partner of the partnership may be subject to tax on such income under rules similar to the rules for U.S. Holders or non-U.S. Holders depending on whether (i) the partner is a U.S. person and (ii) the partnership is engaged in a U.S. trade or business to which income or gain from the Stock is effectively connected.  If you are a partner of a partnership acquiring the Exchange Securities, you should consult your tax advisor about the U.S. tax consequences of the exchange, ownership, and disposition of the Stock.

This summary is for general information only.  Prospective Holders of the Stock are urged to consult their independent tax advisors concerning the U.S. federal income tax consequences to them of the exchange, ownership, and disposition of the Stock, as well as the application of state, local and foreign and other tax laws.

Tax Characterization of the Exchange Securities, Parent Amended Series B Preferred and Parent Amended Series E Preferred

The characterization of the Exchange Securities for U.S. federal income tax purposes is subject to significant uncertainty.  We intend, for U.S. federal income tax purposes, that the Holders of the Exchanged Securities, as beneficial owners of the Parent Amended Series B Preferred and the Parent Amended Series E Preferred, will be treated as shareholders of TSC and the rights inherent in the Sub Series F Preferred and Sub Series G Preferred, other than rights attributable to the beneficial ownership interest in the Parent Amended Series B Preferred and the Parent Amended Series E Preferred, will be treated as an equity interest in Holdings.  Under this treatment, the exchange effects a recapitalization of TSC with the tax consequences described below.  Alternatively, the IRS or a court could treat the Exchange Securities as representing an interest only in TSC or only in Holdings, which if upheld could affect the tax consequences to you of the exchange, ownership and disposition of Exchange Securities.  In particular, if the Exchange Securities were treated as representing an equity interest only in Holdings, the exchanges of the Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred for the Sub Series F Preferred and the Series E Preferred for the Sub Series G Preferred, could be treated as taxable transactions with generally the same tax consequences as those described below in “—Taxable Exchanges” in respect of the exchange of TSN Series A Preferred or TSN Series B Preferred.  Each Holder is urged to consult its own tax advisor regarding the characterization of the exchange for U.S. federal income tax purposes.  The remainder of this section, “Certain United States Federal Income Tax Consequences,” assumes that the exchange is characterized as described in the second and third sentences of this paragraph.

In addition, there are special rules that apply to stock treated as “preferred” stock for U.S. federal income tax purposes.  The IRS has issued Treasury Regulations that define “preferred” stock as stock which, in relation to other classes of stock outstanding, enjoys certain limited rights and privileges (generally associated with specified dividend and liquidation priorities) but does not participate in corporate growth to any significant extent.  We believe that none of the Parent Amended Series B Preferred, the Parent Amended Series E Preferred, or the Exchange Securities should constitute “preferred” stock as described in the Treasury Regulations, and the remainder of this section assumes that this characterization is respected.  However, whether the preferred stock participates in corporate growth to any significant extent is based on all of the facts and circumstances, and no definitive thresholds exist.  Accordingly, there can be no assurance that the IRS would agree with our determination.  If our determination were challenged successfully, the Holders of the Parent Amended Series B Preferred, the Parent Amended Series E Preferred, and the Exchange Securities could be deemed to receive constructive distributions in certain circumstances.  You should consult your own tax advisor regarding the characterization of the Exchange Securities, the Parent Amended Series B Preferred, and the Parent Amended Series E Preferred for U.S. federal income tax purposes.

Exchange of the Original Securities

Each of the exchange of Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred for the Sub Series F Preferred, including a beneficial interest in the Parent Amended Series B Preferred, the exchange of Series E Preferred for Sub Series G Preferred, including a beneficial interest in the Parent Amended Series E Preferred, and the exchange of Series B Preferred for a direct ownership interest in Parent Amended Series B Preferred should constitute a recapitalization of TSC.  We intend to treat the value of the equity interest in Holdings, excluding any value attributable to the beneficial ownership interest in the Parent Amended Series B Preferred and the Parent Amended Series E Preferred, as “boot,” which generally will be recognized to the extent of the lesser of gain, if any, realized on the exchange by a Holder and the fair market value of such interest.  The character of any gain recognized may be capital gain or a dividend (to the extent of the Holder’s ratable share of earnings and profits in the Company) if the receipt of the boot “has the effect of the distribution of a dividend.”  The Supreme Court has held that, for purposes of determining whether the receipt of other property had the effect of the distribution of a dividend, the shareholder is treated as having received solely stock of the acquiring corporation in the exchange and then having a portion of such stock redeemed in exchange for the value of the boot received in the transaction and then testing the redemption under the rules described below in “—Ownership and Disposition of Stock—U.S. Holders—Sale, Exchange or other Taxable Disposition of Stock.”  Each affected Holder must make this determination separately.  No loss will be recognized on the recapitalization.

In general, each Holder’s adjusted tax basis in its direct or beneficial ownership of the Parent Amended Series B Preferred received in the recapitalization will be the same as the Holder’s adjusted tax basis in its original Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred exchanged in the recapitalization, increased by any gain recognized.  Similarly, each Holder’s adjusted tax basis in its beneficial ownership of the Parent Amended Series E Preferred received in the recapitalization generally will be the same as the Holder’s adjusted tax basis in its original Series E Preferred exchanged in the recapitalization, increased by any gain recognized.  In general, each Holder’s holding period in its direct or beneficial ownership interest in the Parent Amended Series B Preferred will include the period the Holder held such original Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred exchanged in the recapitalization.   Similarly, each Holder’s holding period in its beneficial ownership interest in the Parent Amended Series E Preferred generally will include the period the Holder held the original Series E Preferred exchanged in the recapitalization.  Holders that own multiple blocks or classes of Original Securities will be required to allocate their adjusted tax basis and holding period in such securities among the shares of Exchange Securities received in the recapitalization, including the beneficial ownership interest in the Parent Amended Series B Preferred and the Parent Amended Series E Preferred, as applicable.  Such Holders are urged to consult their own tax advisors with respect to their adjusted tax basis and holding period in such shares received in the recapitalization.

The adjusted tax basis for the equity interests in Holdings will be equal to the fair market value of such interests on the date the exchange is consummated (excluding the value attributable to the beneficial ownership interest in the Parent Amended Series B Preferred or the Parent Amended Series E Preferred conveyed through the ownership of such equity interests in Holdings).  The holding period for the equity interests in Holdings received in the recapitalization will begin on the day following the date the exchange is consummated.

Taxable Exchanges

The exchange of TSN Series A Preferred or TSN Series B Preferred for the Sub Series F Preferred including a beneficial interest in the Parent Amended Series B Preferred will be a taxable transaction.  Subject to the limitations described in the following paragraph, each U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized upon the disposition and the Holder’s adjusted tax basis in the Original Securities surrendered.  Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the Holder’s holding period for such Original Securities surrendered exceeds one year.  For U.S. individual Holders, net long-term capital gain is subject to a maximum Federal income tax rate of 15% through December 31, 2010.  After December 31, 2010, the maximum rate is scheduled to increase to 20%.  In general, each Holder will have an adjusted tax basis in the Exchange Securities received in the taxable exchange equal to its fair market value on the date the exchange is consummated, and the holding period of each Holder in such securities will begin on the day following the date the exchange is consummated.

The ability of U.S. Holders to deduct a loss on the exchange may be subject to limitations.  First, limitations apply to the ability to deduct losses that are capital in nature.  In addition, the “wash sale” rules generally restrict the ability of a taxpayer to deduct a loss from a sale or other disposition of stock where, within a period beginning 30 days before the date of such sale or disposition and ending 30 days after such date, the taxpayer acquires (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law) “substantially identical” stock.  It is unclear whether the Exchange Securities received in the taxable exchange would be considered “substantially identical” to the Original Securities surrendered.  While we believe that such Exchange Securities should not be treated as substantially identical to the Original Securities, there can be no assurance that the IRS or a court would agree with such treatment.  If the “wash sale” rules applied, any loss recognized on the exchange would be deferred, and each Holder’s adjusted tax basis and holding period in the Exchange Securities received in the taxable exchange would be the same as the Holder’s adjusted tax basis and holding period in the Original Securities surrendered.

Each Holder is urged to consult its own tax advisors with respect to the ability to deduct any loss of the Holder on the exchange.

Non-U.S. Holders will not be subject to U.S. federal income tax on gain, if any, recognized on the exchange unless:

•
the gain is effectively connected with a trade or business in the United States of the Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), in which case, the gain generally will be subject to U.S. income tax on a net basis in the manner applicable to U.S. Holders and, if the Non-U.S. Holder is a foreign corporation, the “branch profits tax” described below also may apply;

•
the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met, in which case, the gain generally will be subject to a flat 30% tax, which may be offset by U.S. source capital losses; or

•
we are, or have been at any time during the shorter of the five-year period ending on the date of sale or other disposition or the period that such Non-U.S. Holder held Stock, a “U.S. real property holding corporation” for U.S. federal income tax purposes.

We believe we currently are not, and have not been within the past 5 years, a “United States real property holding corporation” for U.S. federal income tax purposes, although we cannot give any assurance in this regard.  If, on any date in which the Original Securities exchanged were acquired or received, the value of a class of such securities was 5% or less than the value of TSC’s Common Stock, then gain from the disposition of shares of such class will not be subject to U.S. federal income tax, even if we are, or were within the past 5 years, a “United States real property holding corporation,” assuming that TSC’s Common Stock is considered to be regularly traded on an established securities market.

Ownership and Disposition of Stock

U.S. Holders

Distributions

Distributions on our Stock (including certain distributions of TSC’s Common Stock) that are made at a time when we have current or accumulated earnings and profits will constitute taxable dividends for Federal income tax purposes.  Distributions in excess of our current and accumulated earnings and profits will be treated first as a return of capital and will reduce your adjusted tax basis (but not below zero) in your Stock.  This reduction in basis would increase any gain, or reduce any loss realized by you on the subsequent sale, redemption or other disposition of your Stock.  The amount of any such distribution in excess of your adjusted tax basis will then be taxed as capital gain.

If you are a corporation, distributions received by you that are taxed as dividends generally would be eligible for a 70% dividends received deduction under the Code, provided certain holding period and other requirements are satisfied.

If you are an individual, distributions received by you that are taxed as dividends generally would be subject to a maximum Federal income tax rate of 15% through December 31, 2010, provided certain holding period and other requirements are satisfied.  After December 31, 2010, the rate applicable to dividends is scheduled to increase to rates up to 39.6%.

You should consult your own tax advisor in determining the availability of the dividends–received deduction and the 15% tax rate discussed above in light of your particular circumstances.

Sale, Exchange or other Taxable Disposition of Stock

A sale, exchange or other taxable disposition of your Stock generally will result in gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the Stock.  Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period for such Stock exceeds one year.  If you are an individual, net long-term capital gain realized by you is subject to a maximum Federal income tax rate of 15% through December 31, 2010.  After December 31, 2010, the maximum rate is scheduled to return to the previously effective 20% rate.  The deduction of capital losses is subject to limitations.

To the extent your Stock is partially or completely redeemed, such redemption may be treated as a sale or exchange with consequences described in the preceding paragraph or as a distribution equal to the fair market value of the consideration received with consequences described above in “—Distributions,” depending on whether the transaction results in a significant reduction in the Holder’s percentage interest in the redeeming corporation.  The redemption of Stock generally will be treated as a sale or exchange, rather than as a distribution, if the receipt of the consideration upon the redemption (i) is “substantially disproportionate” with respect to the Holder, (ii) results in a “complete termination” of the Holder’s interest in the redeeming corporation, or (iii) is “not essentially equivalent to a dividend” with respect to the Holder.  These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a Holder takes into account not only Stock actually owned by the Holder, but also shares of Stock that are constructively owned by it.  A Holder may constructively own, in addition to Stock owned directly, Stock owned by certain related individuals and entities in which the Holder has an interest or that have an interest in such Holder, as well as any Stock the stockholder has a right to acquire by exercise of an option.  In order to meet the substantially disproportionate test, the percentage of our outstanding voting Stock actually and constructively owned by the Holder immediately following the redemption of the Stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting Stock actually and constructively owned by the Holder immediately before the redemption.  There will be a complete termination of a Holder’s interest if either (i) all of the shares of our Stock actually and constructively owned by the Holder are redeemed or (ii) all of the shares of our Stock actually owned by the Holder are redeemed and the Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of Stock owned by certain family members and the Holder does not constructively own any other Stock.  The redemption of the Stock will not be essentially equivalent to a dividend if a Holder’s redemption results in a “meaningful reduction” of the Holder’s proportionate interest in us.  Whether the redemption will result in a meaningful reduction in a Holder’s proportionate interest will depend on particular facts and circumstances.  However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”  If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described above in “—Distributions”.  After the application of those rules, any remaining tax basis of the Holder in the redeemed Stock will be added to the Holder’s adjusted tax basis in his remaining Stock, or, if it has none, possibly to the Holder’s adjusted tax basis in other Stock constructively owned by it.

Conversion

To the extent U.S. Holders directly own, or beneficially own as a result of owning Sub Series F Preferred, Parent Amended Series B Preferred, they will not recognize gain or loss upon the conversion of their direct or beneficial interest in Parent Amended Series B Preferred into TSC’s Common Stock.  Generally, the adjusted tax basis in TSC’s Common Stock received upon conversion will equal the basis of the Stock exchanged, and the  holding period of TSC’s Common Stock received will include the holding period of the Stock exchanged.

Constructive Distributions

The conversion rate of the Parent Amended Series B Preferred will be adjusted in certain circumstances.  Adjustments (or failures to make adjustments upon certain events) that have the effect of increasing the proportionate interest of a Holder of Parent Amended Series B Preferred or a Holder of Sub Series F Preferred, as beneficial owner of Parent Amended Series B Preferred, in our assets or earnings may in some circumstances result in a constructive distribution to the such Holder, even though no actual distribution is paid.  Any constructive distributions will be taxed in accordance with the rules discussed above in “—Distributions.”

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments qualifying as dividends on the Stock and to the proceeds of a sale of Stock paid to you unless you are an exempt recipient such as a corporation.  A backup withholding tax (currently at a 28% rate but scheduled to increase to 31% in January 2011) will apply to those payments if you fail to provide your taxpayer identification number or certification of exempt status, if you fail to report dividend income accurately, or if the payor has actual knowledge or reason to know that information you provided is incorrect.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

U.S. Holders should consult their own tax advisors regarding their qualifications for an exemption from backup withholding and the procedure for obtaining such exemption, if applicable.

Non-U.S. Holders

Distributions and Constructive Distributions

Distributions of cash or TSC’s Common Stock (including constructive distributions, see “—U.S. Holders—Constructive Distributions”) paid to a Non−U.S. Holder that qualify as dividends generally will be subject to withholding of U.S federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.  In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to you, including, but not limited to, distributions of cash, TSC’s Common Stock or sales proceeds subsequently paid or credited to you.  However, dividends that are effectively connected with the conduct of a trade or business by the Non−U.S. Holder within the United States (and, where a tax treaty applies, are attributable to a U.S. permanent establishment of the Non−U.S. Holder) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied.  Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non−U.S. Holder were a U.S. person as defined under the Code.  In addition, any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non−U.S. Holder of Stock who wishes to claim the benefit of an applicable treaty rate (and avoid backup withholding, as discussed below) for dividends will be required to (a) complete IRS Form W−8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (b) if Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations.  A Non−U.S. Holder of Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Gain on Disposition of Stock

Any gain realized on the disposition of Stock by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless:

•
the gain is effectively connected with a trade or business in the United States of the Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), in which case, the gain generally will be subject to U.S. income tax on a net basis in the manner applicable to U.S. Holders and, if the Non-U.S. Holder is a foreign corporation, the “branch profits tax” described above may also apply;

•
the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met, in which case, the gain generally will be subject to a flat 30% tax, which may be offset by U.S. source capital losses; or

•
we are, or have been at any time during the shorter of the five-year period ending on the date of sale or other disposition or the period that such Non-U.S. Holder held Stock, a “U.S. real property holding corporation” for U.S. federal income tax purposes.

We believe we currently are not a “United States real property holding corporation” for U.S. federal income tax purposes, although we cannot give any assurances we are not, or will not become, a United States real property holding corporation in the future.  If, on the date the exchange is consummated, the value of a class of Exchange Securities received is 5% or less than the value of TSC’s Common Stock, then gain from the disposition of shares of such class will not be subject to U.S. federal income tax, even if we are or become a “United States real property holding corporation,” assuming that TSC’s Common Stock is considered to be regularly traded on an established securities market.

To the extent your Stock is partially or completely redeemed, such redemption may be treated as a sale or exchange with consequences described in the preceding paragraph or as a distribution equal to the fair market value of the consideration received with consequences described above in “—Distributions and Constructive Distributions,” depending on whether the transaction results in a significant reduction in the Holder’s percentage interest in the redeeming corporation.  The determination of whether such redemption is an exchange or distribution is made under the same rules described above in the second and third paragraphs of  “—U.S. Holders—Sale, Exchange or other Taxable Disposition of Stock.”

Conversion

To the extent Non-U.S. Holders directly own, or beneficially own as a result of owning Sub Series F Preferred, Parent Amended Series B Preferred, they will not recognize gain or loss upon the conversion of their direct or beneficial interest in Parent Amended Series B Preferred into TSC’s Common Stock.  Generally, the adjusted tax basis in TSC’s Common Stock received upon conversion will equal the basis of the Stock exchanged, and the holding period of TSC’s Common Stock received will include the holding period of the Stock exchanged.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non−U.S. Holder the amount of distributions paid to such holder and any tax withheld with respect to such distributions.  Copies of the information returns reporting such dividends and withholding may be made available to the tax authorities in the country in which the Non−U.S. Holder resides under the provisions of an applicable income tax treaty.  A backup withholding tax (currently at a 28% rate but scheduled to increase to 31% in January 2011) will apply to dividends paid to such holder unless such holder (i) certifies under penalty of perjury that it is a Non−U.S. Holder and we do not have actual knowledge or reason to know that such certification is false or (ii) otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding also will apply to the proceeds of a sale of our Stock within the United States or conducted through certain U.S.−related financial intermediaries, unless the beneficial owner (i) certifies under penalty of perjury that it is a Non−U.S. Holder and the payor does not have actual knowledge or reason to know that the certification is false or (ii) otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

Non-U.S. Holders should consult their own tax advisors regarding their particular circumstance and the availability of and procedure for, obtaining an exemption from backup withholding.

WHERE YOU CAN FIND MORE INFORMATION

TSC files reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”).  Any such filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov.  You may read and copy any filed document at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, N.E., Judiciary Plaza, Washington, D.C. 20549 and at the SEC’s regional offices in New York at 233 Broadway, New York, New York 10279 and in Chicago at Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661.  Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms.

TSC maintains a website at http://www.terrestarcorp.com and TSN maintains a website at http://www.terrestar.com.  The Companies’ websites and the information contained on those sites, or connected to those sites, are not included as a part of, or incorporated by reference into this Offering Memorandum.

INCORPORATION OF DOCUMENTS BY REFERENCE

Certain information that TSC files with the SEC is incorporated by reference into this Offering Memorandum.  The information incorporated by reference is an important part of this Offering Memorandum.  Any statement contained in this Offering Memorandum or in a document incorporated by reference herein (other than any such documents or portions thereof, which under the Exchange Act and applicable SEC rules are not deemed “filed” under the Exchange Act) will be deemed to be modified or superseded for purposes of this Offering Memorandum to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Offering Memorandum.

The following documents, which have been filed by TSC with the SEC under the Exchange Act and any future filings TSC makes with the SEC under the Exchange Act between the date of this Offering Memorandum and the completion of the exchange offer made under this Offering Memorandum (other than any such documents, or portions thereof, which under the Exchange Act and the applicable SEC rules are not deemed “filed” under the Exchange Act), are incorporated by reference:

•      Annual report on Form 10-K for the fiscal year ended December 31, 2008, filed by TSC with the SEC on March 12, 2009;

•      Annual report on Form 10-K/A for the fiscal year ended December 31, 2008, filed by TSC with the SEC on March 27, 2009;

•      Portions of definitive proxy statement for TSC’s 2009 Annual Meeting of Stockholders on Schedule 14A filed by TSC with the SEC on June 19, 2009, which were incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended;

•      Quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2009 and June 30, 2009 filed by TSC with the SEC on May 6, 2009 and August 7, 2009, respectively; and

•      Current reports on Form 8-K, filed by TSC with the SEC on January 16, 2009, February 9, 2009, March 11, 2009, March 16, 2009, March 31, 2009, April 9, 2009, June 8, 2009, June 16, 2009, July 1, 2009, July 13, 2009, July 14, 2009, July 20, 2009, July 27, 2009, August 5, 2009, August 12, 2009, August 27, 2009, September 17, 2009 and September 30, 2009.

You can obtain any of the documents incorporated by reference in this document from the SEC’s website at the address described above and on TSC’s website at http://www.terrestarcorp.com.  You may also request a copy of these filings, at no cost, by writing or telephoning at the following address: TerreStar Corporation, Attention: Corporate Secretary, 12010 Sunset Hills Road, 6th Floor, Reston, VA, 20190, (703) 483-7800.

EXCHANGE AND INFORMATION AGENT

Epiq Systems, Inc. (Financial Balloting Group) is the Exchange and Information Agent and Information Agent for the Exchange Offers and Solicitation.  Questions concerning the terms of the Exchange Offers and Solicitation or tender or delivery procedures and requests for additional copies of this Offering Memorandum or the accompanying Letter of Transmittal and related documents should be directed to the Exchange and Information Agent at the address and telephone number below.  Holders of shares of Original Securities may also contact their bank, broker, custodian, or other nominee concerning the Exchange Offers and Solicitation.  We will pay the Exchange and Information Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Questions regarding the terms of the Exchange Offers and Solicitation should be directed to the Exchange and Information Agent at its address and telephone number listed below.

The Exchange and Information Agent for the Exchange Offers and Solicitation is:

Epiq Financial Balloting Group 757 Third Avenue, 3rd Floor New York, New York 10017 Attention: TerreStar (646) 282-1800 (Telephone) (646) 282-1804 (Fax)

EXHIBIT A

CERTIFICATE OF DESIGNATIONS OF
THE SERIES F PREFERRED STOCK
(Par Value $0.01 Per Share) OF
TERRESTAR HOLDINGS INC.
Pursuant to Section 151(g) of
the General Corporation Law of the State of Delaware

TerreStar Holdings Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly called and held on October 2, 2009.

RESOLVED, that pursuant to the authority conferred on the Board of Directors by the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share (the "Series F Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, powers and preferences, and qualifications, limitations and restrictions thereof as follows:

Section 1.               Number of Shares and Designations.  This series of preferred stock shall be designated as “Series F Preferred Stock” and the number of shares which shall constitute such series shall be 700,000, par value $0.01 per share.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series F Preferred Stock then outstanding, plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any outstanding securities issued by the Corporation and convertible into Series F Preferred Stock.

Section 2.               Rank.  Series F Preferred Stock shall, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (i) rank senior and prior to the Series G Junior Preferred Stock, the common stock, par value $0.01 per share, of the Corporation (the “Common Stock”), and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks junior to the Series F Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities, including the Common Stock, are collectively referred to herein as the “Junior Securities”), (ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Series F Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Parity Securities”), and (iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series F Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Senior Securities”).

EX A-1

Section 3.               Voting Rights.  Except as required by law and as provided herein, holders of Series F Preferred Stock shall have no voting rights and their consent shall not be required for taking any corporate actions.  In addition to any vote required by law, as long as any shares of Series F Preferred Stock are outstanding, the approval (by vote or written consent, as permitted by law) of the holders of at least a majority of the then-outstanding shares of Series F Preferred Stock, voting or acting, as the case may be, as a single class, shall be required to modify the rights, preferences or privileges of the Series F Preferred Stock in a manner adverse to the holders of Series F Preferred Stock.

Section 4.               Dividends.  The holders of the Series F Preferred Stock shall not be entitled to participate in any dividends declared or paid by the Corporation, except that, as and to the extent any dividends accumulate on the Parent Series B Preferred Stock (as defined below) of TerreStar Corporation (the “Parent”) pursuant to the Amended and Restated Certificate of Designations of the Parent Series B Preferred Stock or otherwise, a dividend in the same amount shall accumulate on the shares of Series F Preferred Stock.

Section 5.               Liquidation.

(a)           In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), and subject to the rights of any Senior Securities with respect to distributions upon a Liquidation Event, distributions to the holders of the Series F Preferred Stock shall be made in the manner set forth in this Section 5.

(b)           The holders of the Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Junior Securities by reason of their ownership of such stock and pari passu with any distribution of the assets of the Corporation to the holders of any Parity Securities by reason of their ownership of such stock, an amount per share of Series F Preferred Stock then held by them equal to (i) $1,000, plus (ii) all accrued and unpaid dividends on such shares of Series F Preferred Stock that have accumulated through the date of the Liquidation Event (the “Series F Liquidation Amount”) and such holders will not be entitled to any further payment with respect to such shares of Series F Preferred Stock.  Notwithstanding anything to the contrary contained herein, in the case of a Liquidation Event, if the Series F Liquidation Amount is less than the Conversion Value (as defined in the Amended and Restated Certificate of Designations of the Parent Series B Preferred Stock) of the Parent Series B Preferred Stock beneficially owned by such holder of Series F Preferred Stock immediately prior to such Liquidation Event, then the Series F Liquidation Amount shall be equal to such Conversion Value.

EX A-2

If upon a Liquidation Event the assets and funds legally available for distribution among the holders of the Series F Preferred Stock and any Parity Securities shall be insufficient to permit the payment to such holders of the full Series F Liquidation Amount and pari passu amounts due with respect to such Parity Securities, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series F Preferred Stock and such Parity Securities in proportion to the Series F Liquidation Amount and pari passu amounts due with respect to such Parity Securities that each holder of Series F Preferred Stock and such Parity Securities is otherwise entitled to receive.  Notwithstanding anything to the contrary contained in this Certificate of Designations, in no event shall any amounts in excess of the Series F Liquidation Amount be paid to or in respect of a holder of the Series F Preferred Stock (including, without limitation, in such holder’s capacity as a beneficial owner of the Parent Series B Preferred Stock) in connection with a Liquidation Event or any liquidation, dissolution or winding up of Parent, whether voluntary or involuntary.

(c)           After payment in full has been made to the holders of the Series F Preferred Stock of the full Series F Liquidation Amount (and with respect to Parity Securities, such pari passu amounts) due pursuant to Section 5(b) above, the entire remaining assets and funds of the Corporation legally available for distribution to stockholders shall be distributed among the holders of Junior Securities in proportion to their respective rights to such remaining assets and funds.

(d)           If any of the assets of the Corporation are to be distributed under this Section 5, or for any purpose, in a form other than cash, the value of such assets will be its fair market value, as determined in good faith by the Board of Directors.  Any securities to be delivered to the holders of Series F Preferred Stock, Parity Securities or Junior Securities, as the case may be, shall be valued as follows:

(i)           If traded on a securities exchange or through the Nasdaq National or Small Cap Markets, the value shall be deemed to be the average of the Closing Prices of the securities on such exchange over the ten (10) Trading Day period ending three (3) days prior to the closing;

(ii)           If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the ten (10) Trading Day period ending three (3) days prior to the distribution; and

(iii)           If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an Affiliate or former Affiliate) shall be valued at an appropriate discount from the value determined as provided in Section 5(d)(i) or (ii) above to reflect the approximate fair market value thereof, as reasonably determined in good faith by the Board of Directors.

(e)           Prior to the occurrence of a Liquidation Event, the Corporation shall give each holder of record of Series F Preferred Stock written notice (the “Liquidation Event Notice”) not later than fifteen (15) days prior to the stockholders’ meeting called to approve such transaction or event, or fifteen (15) days prior to the closing of such transaction or event, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction or event.  The first of such notices shall describe the material terms and conditions of the impending transaction or event and the provisions of this Section 5.  The transaction or event shall not occur sooner than fifteen (15) days after the Corporation has given the first notice provided for herein.

EX A-3

Section 6.               Redemption.

(a)           In addition to the terms of Section 7(b) and (c), upon any redemption or conversion of all or a portion of the shares of the Parent Series B Preferred Stock pursuant to the terms of the Amended and Restated Certificate of Designations for the Parent Series B Preferred Stock, the number of shares of Series F Preferred Stock that corresponds with the Parent/Sub Ratio (as defined below) shall be redeemed by the Corporation in funds lawfully available therefor for an aggregate amount in cash of $1.00 (the “Redemption Price”).

(b)           Redemption Procedures.  In the event the Corporation is required to redeem shares of Series F Preferred Stock, the Corporation shall send a written notice (the “Redemption Notice”) by first class mail to each holder of record of Series F Preferred Stock at such holder’s registered address, not more than sixty (60) days nor less than ten (10) days prior to the date upon which the redemption is to become effective (the “Redemption Date”) stating (i) the Redemption Date, (ii) the Redemption Price, (iii) the place or places where and manner in which such shares of Series F Preferred Stock may be surrendered for redemption, (iv) that certificates representing shares of the Series F Preferred Stock called for redemption must be surrendered to the Corporation to collect the Redemption Price, (v) if fewer than all of the outstanding shares of the Series F Preferred Stock are to be redeemed by the Corporation, the number of shares to be redeemed, and (vi) any other information the Corporation wishes to include.

(c)           Payment of Redemption Price.   Payment of the Redemption Price for shares of the Series F Preferred Stock is conditioned upon transfer and delivery of certificates representing, immediately prior to the Redemption Date, the shares of Series F Preferred Stock being redeemed, together with necessary endorsements, to the Corporation at any time after delivery of the Redemption Notice by the Corporation.    If fewer than all of the outstanding shares of Series F Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the Corporation shall redeem from each holder such holder’s pro rata share of the number of shares of Series F Preferred Stock to be redeemed.   Upon surrender of a certificate or certificates representing shares of Series F Preferred Stock that is or are redeemed in part, the Corporation shall execute and deliver to the holder of such shares a new certificate or certificates representing shares of the Series F Preferred Stock in an amount equal to the unredeemed portion of the whole shares of Series F Preferred Stock surrendered for partial redemption.

(d)           General.  On and after any Redemption Date, provided that the Corporation has made available at the office of the transfer agent for the Series F Preferred Stock a sufficient amount of cash to effect the redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series F Preferred Stock shall cease except the right to receive the cash deliverable upon such redemption, without interest from the Redemption Date.

EX A-4

Section 7.               Rights In Parent Series B Preferred Stock.   The Corporation is, as of the effective date of this Certificate of Designations, the record owner of 418,500 shares of Series B Cumulative Convertible Preferred Stock of Parent (as such number of shares may be adjusted from time to time for any recapitalizations, stock combinations, stock dividends, stock splits and the like, the “Parent Series B Preferred Stock”).  The Corporation is holding such shares of Parent Series B Preferred Stock as fiduciary, for the benefit of the holders of the Corporation’s Series F Preferred Stock.   Each holder of the Series F Preferred Stock shall, to the fullest extent permitted by law, be entitled to all the rights of a holder of Parent Series B Preferred Stock, as though such holder was the beneficial and record owner of a number of shares of the Parent Series B Preferred Stock equal to the total number of shares of Series F Preferred Stock then beneficially owned by such holder (such ratio of one share of Series F Preferred Stock to one share of Parent Series B Preferred Stock, the “Parent/Sub Ratio”), including, without limitation, the rights of a holder of such Parent Series B Preferred Stock in connection with dividends, voting, redemption, conversion or liquidation).  Upon an adjustment for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to the number of shares of Parent Series B Preferred Stock owned of record by the Corporation, the number of shares of Series F Preferred Stock issued and outstanding shall likewise be adjusted so as to maintain the Parent/Sub Ratio.

For the avoidance of doubt, and for purposes of clarification:

(a)           Upon the declaration and payment of a dividend in cash or other property of Parent on or in respect of the Parent Series B Preferred Stock, the Corporation shall, upon receipt thereof as record holder of the Parent Series B Preferred Stock, likewise declare and pay out of funds legally available therefor to the holders of the Series F Preferred Stock an equivalent dividend in cash or property, as the case may be.  The accumulation of dividends on or in respect of the Parent Series B Preferred Stock and the effect thereof on the Series F Preferred Stock shall be governed by the provisions of Section 4 hereof.

(b)           Upon the conversion of all or a portion of the Parent Series B Preferred Stock into shares of common stock, par value $0.01 per share, of Parent (the “Parent Common Stock”) pursuant to the Amended and Restated Certificate of Designations of the Parent Series B Preferred Stock, the Corporation shall, upon receipt of thereof as the record holder of the Parent Series B Preferred Stock, likewise distribute such Parent Common Stock to the holders of the Series F Preferred Stock, and a number of shares of Series F Preferred Stock calculated in accordance with the Parent/Sub Ratio shall simultaneously be redeemed pursuant to the provisions of Section 6 hereof.

(c)           Upon the redemption of all or a portion of the Parent Series B Preferred Stock pursuant to the Amended and Restated Certificate of Designations of the Parent Series B Preferred Stock, the Corporation shall, upon receipt of the applicable redemption consideration as the record holder of the Parent Series B Preferred Stock, likewise distribute such redemption consideration to the holders of the Series F Preferred Stock, and a number of shares of Series F Preferred Stock calculated in accordance with the Parent/Sub Ratio shall simultaneously be redeemed pursuant to the provisions of Section 6 hereof.

EX A-5

(d)           Subject to Section 5(c) hereof, upon the liquidation, dissolution or winding up of Parent, whether voluntary or involuntary (a “Parent Liquidation”) and the payment of any amounts (including any liquidation preference amounts) to holders of the Parent Series B Preferred Stock pursuant to the Amended and Restated Certificate of Designations of the Parent Series B Preferred Stock, the Corporation shall, upon receipt of the applicable liquidation amount as the record holder of the Parent Series B Preferred Stock, likewise distribute such liquidation amount to the holders of the Series F Preferred Stock.

(e)           In the event the holders of Parent Series B Preferred Stock become entitled to vote on any matters in respect of Parent, as set forth in the Amended and Restated Certificate of Designations of the Parent Series B Preferred Stock, the Corporation hereby grants to the holders of the Series F Preferred Stock an irrevocable proxy to exercise all voting and consent rights with respect to all shares of Parent Series B Preferred Stock now or hereafter owned by the Corporation (with each share of Series F Preferred Stock entitled to exercise a vote with respect to one share of Parent Series B Preferred Stock) on the terms and conditions set forth in a proxy to be delivered to a holder of shares of Series F Preferred Stock and to become effective concurrently with the issuance of such holder's shares of Series F Preferred Stock.

Section 8.               Notice.  Any notice required by the provisions of this Certificate of Designations to be given to the holders of shares of Series F Preferred Stock shall be deemed given three (3) calendar days after deposit in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

Section 9.               Definitions.  The following terms, as used herein, shall have the following meanings:

(a)           “Affiliate” shall have the meaning given such term as in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, and “beneficial ownership” shall have the meaning given such term as in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

(b)           “Closing Price” means, for any security as of any date, the last closing trade price for such security on the principal United States securities market on which such security is traded as reported by Bloomberg Financial Markets (or any successor thereto, “Bloomberg”), or, if such exchange begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m. (New York City time) as reported by Bloomberg, or, if such exchange is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the highest bid prices and the lowest ask prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC.

EX A-6

(c)           “Trading Day” means (x) if the applicable security is quoted on the Nasdaq National Market System, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange, Inc.  (the “NYSE”), the American Stock Exchange LLC (“AMEX”) or another national securities exchange, a day on which the NYSE, the AMEX or such other national securities exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

EX A-7

EXHIBIT B

CERTIFICATE OF DESIGNATIONS OF
THE SERIES G JUNIOR PREFERRED STOCK
(Par Value $0.01 Per Share) OF
TERRESTAR HOLDINGS INC.
Pursuant to Section 151(g) of
the General Corporation Law of the State of Delaware

TerreStar Holdings Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly called and held on October 2, 2009.

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors”) in accordance with the provisions of the Certificate of Incorporation of this Corporation the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share (the “Series G Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, powers and preferences, and qualifications, limitations and restrictions thereof as follows:

Section 1.               Number of Shares and Designations.  This series of preferred stock shall be designated as “Series G Junior Preferred Stock” and the number of shares which shall constitute such series shall be 4,000,000, par value $0.01 per share.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series G Preferred Stock then outstanding, plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any outstanding securities issued by the Corporation and convertible into Series G Preferred Stock.

Section 2.               Rank.  Series G Preferred Stock shall, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (i) rank senior and prior (to the extent set forth herein) to the common stock, par value $0.01 per share, of the Corporation (the “Common Stock”), and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks junior to the Series G Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities, including the Common Stock, are collectively referred to herein as the “Junior Securities”), (ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Series G Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Parity Securities”), and (iii) rank junior to the Series F Preferred Stock of the Corporation (the “Series F Preferred Stock”) and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series G Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Senior Securities”).

EX B-1

Section 3.               Voting Rights.  Except as required by law and as provided herein, holders of Series G Preferred Stock shall have no voting rights and their consent shall not be required for taking any corporate actions.  In addition to any vote required by law, as long as any shares of Series G Preferred Stock are outstanding, the approval (by vote or written consent, as permitted by law) of the holders of at least a majority of the then-outstanding shares of Series G Preferred Stock, voting or acting, as the case may be, as a single class, shall be required for the Corporation to modify the rights, preferences or privileges of the Series G Preferred Stock in a manner adverse to the holders of Series G Preferred Stock.

Section 4.               Dividends.  The holders of the Series G Preferred Stock shall not be entitled to participate in any dividends that are declared or paid on the Common Stock of the Corporation, except that, as and to the extent any dividends accumulate on the Parent Series E Preferred Stock (as defined herein) of TerreStar Corporation (“Parent”) pursuant to the Amended and Restated Certificate of Designations of the Parent Series E Preferred Stock or otherwise, a dividend in the same amount shall accumulate on the shares of Series G Preferred Stock.

Section 5.               Liquidation.

(a)           In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a “Liquidation Event”), no distribution shall be made to the holders of any Junior Securities, unless the holders of the Series G Preferred Stock shall have received $.0001 per share, plus any accrued but unpaid dividends with respect thereto (the “Series G Liquidation Amount”), or (b) to the holders of Parity Securities, except for distributions made ratably on the Series E Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

(b)           After payment in full has been made to the holders of the Series G Preferred Stock of the full Series G Liquidation Amount due pursuant to Section 5(a) above, the entire remaining assets and funds of the Corporation legally available for distribution to stockholders shall be distributed among the holders of Junior Securities in proportion to their respective rights to such remaining assets and funds.  Notwithstanding Section 6 or any other provision of this Certificate of Designations to the contrary, in no event shall any amounts in excess of the Series G Liquidation Amount be paid to or in respect of a Series G Preferred Stock holder (including, without limitation, in such holder’s capacity as a beneficial owner of the Parent Series E Preferred Stock) in connection with a Liquidation Event or any liquidation, dissolution or winding up of Parent, whether voluntary or involuntary.

EX B-2

(c)           Prior to the occurrence of a Liquidation Event, the Corporation shall give each holder of record of Series G Preferred Stock written notice (the “Liquidation Event Notice”) not later than fifteen (15) days prior to the stockholders’ meeting called to approve such transaction or event, or fifteen (15) days prior to the closing of such transaction or event, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction or event.  The first of such notices shall describe the material terms and conditions of the impending transaction or event and the provisions of this Section 5.  The transaction or event shall not occur sooner than fifteen (15) days after the Corporation has given the first notice provided for herein.

Section 6.               Redemption.

(a)           Upon any redemption or conversion of all or a portion of the shares of the Parent Series E Preferred Stock pursuant to the terms of the Amended and Restated Certificate of Designations for the Parent Series E Preferred Stock, the corresponding number of shares of Series G Preferred Stock shall be redeemed by the Corporation in funds lawfully available therefor for an aggregate amount in cash of $1.00 (the “Redemption Price”).

(b)           Redemption Procedures.  In the event the Corporation is required to redeem shares of Series G Preferred Stock, the Corporation shall send a written notice (the “Redemption Notice”) by first class mail to each holder of record of Series G Preferred Stock at such holder’s registered address, not more than sixty (60) days nor less than ten (10) days prior to the date upon which the redemption is to become effective (the “Redemption Date”) stating (i) the Redemption Date, (ii) the Redemption Price, (iii) the place or places where and manner in which such shares of Series G Preferred Stock may be surrendered for redemption, (iv) that certificates representing shares of the Series G Preferred Stock called for redemption must be surrendered to the Corporation to collect the Redemption Price, (v) if fewer than all of the outstanding shares of the Series G Preferred Stock are to be redeemed by the Corporation, the number of shares to be redeemed, and (vi) any other information the Corporation wishes to include.

(c)           Payment of Redemption Price.  Payment of the Redemption Price for shares of the Series G Preferred Stock is conditioned upon the transfer and delivery of certificates representing, immediately prior to the Redemption Date, the shares of Series G Preferred Stock being redeemed, together with necessary endorsements, to the Corporation at any time after delivery of the Redemption Notice by the Corporation.    If fewer than all of the outstanding shares of Series G Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the Corporation shall redeem from each holder such holder’s pro rata share of the number of shares of Series G Preferred Stock to be redeemed.   Upon surrender of a certificate or certificates representing shares of Series G Preferred Stock that is or are redeemed in part, the Corporation shall execute and deliver to the holder of such shares a new certificate or certificates representing shares of the Series G Preferred Stock in an amount equal to the unredeemed portion of the whole shares of Series G Preferred Stock surrendered for partial redemption.

(d)           General.  On and after any Redemption Date, provided that the Corporation has made available at the office of the transfer agent for the Series G Preferred Stock a sufficient amount of cash to effect the redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series G Preferred Stock shall cease except the right to receive the cash deliverable upon such redemption, without interest from the Redemption Date.

EX B-3

Section 7.               Rights In Parent Series E Preferred Stock.   The Corporation is, as of the effective date of this Certificate of Designations, the record owner of 2,400,000 shares of Series E Junior Participating Preferred Stock of Parent (as such number of shares may be adjusted from time to time for any recapitalizations, stock combinations, stock dividends, stock splits and the like, the “Parent Series E Preferred Stock”).   The Corporation is holding such shares of Parent Series E Preferred Stock as fiduciary, for the benefit of the holders of the Corporation’s Series G Preferred Stock.   Each holder of the Series G Preferred Stock shall, to the fullest extent permitted by law, be entitled to all the rights of a holder of Parent Series E Preferred Stock, as though such holder was the beneficial and record owner of a number of shares of the Parent Series E Preferred Stock equal to the total number of shares of Series G Preferred Stock then beneficially owned by such holder (such ratio of one share of Series G Preferred Stock to one share of Parent Series E Preferred Stock, the “Parent/Sub Ratio”), including, without limitation, the rights of a holder of such Parent Series E Preferred Stock in connection with dividends, voting, redemption, conversion or liquidation.  Upon an adjustment for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to the number of shares of Parent Series E Preferred Stock owned of record by the Corporation, the number of shares of Series G Preferred Stock issued and outstanding shall likewise be adjusted so as to maintain the Parent/Sub Ratio.

For the avoidance of doubt, and for purposes of clarification:

(a)           Upon the declaration and payment of a dividend in cash or other property of Parent on or in respect of the Parent Series E Preferred Stock, the Corporation shall, upon receipt thereof as record holder of the Parent Series E Preferred Stock, likewise declare and pay out of funds lawfully available therefor to the holders of the Series G Preferred Stock an equivalent dividend in cash or property, as the case may be.  The accumulation of dividends on or in respect of the Parent Series E Preferred Stock and the effect thereof on the Series G Preferred Stock shall be governed by the provisions of Section 4 hereof.

(b)           Upon the conversion of all or a portion of the Parent Series E Preferred Stock into shares of common stock, par value $0.01 per share, of Parent (the “Parent Common Stock”) pursuant to the Amended and Restated Certificate of Designations of the Parent Series E Preferred Stock, the Corporation shall, upon receipt of thereof as the record holder of the Parent Series E Preferred Stock, likewise distribute such Parent Common Stock to the holders of the Series G Preferred Stock, and a number of shares of Series G Preferred Stock calculated in accordance with the Parent/Sub Ratio shall simultaneously be redeemed pursuant to the provisions of Section 6 hereof.

(c)           Subject to Section 5(b) hereof, upon the liquidation, dissolution or winding up of Parent, whether voluntary or involuntary and the payment of any amounts (including any liquidation preference amounts) to holders of the Parent Series E Preferred Stock pursuant to the Amended and Restated Certificate of Designations of the Parent Series E Preferred Stock, the Corporation shall, upon receipt of the applicable liquidation amount as the record holder of the Parent Series E Preferred Stock, likewise distribute such liquidation amount to the holders of the Series G Preferred Stock.

EX B-4

(d)           If and to the extent the holders of Parent Series E Preferred Stock become entitled to vote on any matters in respect of Parent, as set forth in the Amended and Restated Certificate of Designations of the Parent Series E Preferred Stock, the Corporation hereby grants to the holders of the Series G Preferred Stock an irrevocable proxy to exercise all voting and consent rights with respect to all shares of Parent Series E Preferred Stock now or hereafter owned by the Corporation (with each share of Series G Preferred Stock entitled to exercise a vote with respect to one share of Parent Series E Preferred Stock) on the terms and conditions set forth in a proxy to be delivered to a holder of shares of Series G Preferred Stock and to become effective concurrently with the issuance of such holder's shares of Series G Preferred Stock.

Section 8.               Transfers.  No Series G Holder may effect any Transfer, or enter into any agreement with respect to any Transfer, or grant any proxy with respect to, the Series G Preferred Stock, or any beneficial or other interest therein, to any Person other than an Affiliate of the Series G Holder.  Any purported Transfer to any Person other than an Affiliate of such transferring Series G Holder shall be void ab initio.  The certificate representing the shares of Series G Preferred Stock shall bear the following legend:

THE SHARES OF SERIES G JUNIOR PREFERRED STOCK OF TERRESTAR HOLDINGS INC. REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERRABLE TO ANY PERSON OR ENTITY AND ANY  PURPORTED TRANSFER SHALL BE  NULL AND VOID.

Section 9.               Notice.  All notices referred to herein shall be dated and in writing, to the Corporation at its principal executive offices and to each holder of Series G Preferred Stock at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder), and shall be deemed to have been given (i) when delivered, if delivered personally, sent by confirmed facsimile or certified mail, return receipt requested, postage prepaid, (ii) on the next business day if sent by overnight courier and (iii) when received if delivered otherwise.

Section 10.             Any notice required by the provisions of this Certificate of Designations to be given to the holders of shares of Series G Preferred Stock shall be deemed given three (3) calendar days after deposit in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

Section 11.             Definitions.  The following terms, as used herein, shall have the following meanings:

(a)           “Affiliate” shall have the meaning given such term as in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, and “beneficial ownership” shall have the meaning given such term as in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

EX B-5

(b)           “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

(c)           “Transfer” means any sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire beneficial ownership, or any agreement to take any such actions or cause any such events, with respect to the Series E Preferred Stock or Common Stock (following the exercise of any conversion right in respect of the Series E Preferred Stock); in each case, whether voluntary or involuntary, or whether by operation of law or otherwise.  The terms “Transferring” and “Transferred” shall have the correlative meanings.

EX B-6

EXHIBIT C

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATIONS OF
THE SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
(Par Value $0.01 Per Share)
OF
TERRESTAR CORPORATION
Pursuant to Section 151(g) of the
General Corporation Law of the
State of Delaware

TerreStar Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly called and held on October 2, 2009.

RESOLVED that, pursuant to authority conferred on the Board of Directors by the Certificate of Incorporation, and the approval of a majority of the stockholders of the Corporation, the Board of Directors hereby authorizes that the Certificate of Designations of the Series B Cumulative Convertible Preferred Stock of the Corporation, filed with the Secretary of State of the State of Delaware on October 26, 2005 is hereby amended and restated in its entirety, thereby fixing the relative rights, powers and preferences, and qualifications, limitations and restrictions thereof as follows:

Section 1.               Number of Shares and Designations.

1.            This series of preferred stock shall be designated as “Series B Cumulative Convertible Preferred Stock” and the number of shares which shall constitute such series shall be 700,000, par value $0.01 per share. For the purpose of this Amended and Restated Certificate of Designations, the Series B Cumulative Convertible Preferred Stock shall be referred to as the “Series B Preferred Stock.”  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series B Preferred Stock then outstanding, plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any outstanding securities issued by the Corporation and convertible into Series B Preferred Stock.

Section 2.               Rank.

Series B Preferred Stock shall, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (i) rank senior and prior to the Series E Junior Participating Preferred Stock of the Corporation (the “Series E Preferred Stock”) and the common stock, par value $0.01 per share of the Corporation (the “Common Stock”), and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks junior to the Series B Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities, including the Common Stock, are collectively referred to herein as the “Junior Securities”), (ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Series B Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Parity Securities”), and (iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series B Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Senior Securities”). The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, Parity Securities or Senior Securities, as the case may be. At the date of the filing of this Amended and Restated Certificate of Designations, (i) there will be no Senior Securities or Parity Securities authorized or outstanding, and (ii) the shares of Common Stock (including any rights or options exercisable or exchangeable for or convertible into shares of Common Stock) and the shares of Series E Preferred Stock of the Corporation are the only Junior Securities issued and outstanding.

EX C-1

Section 3.               Voting Rights.

Except as required by law and as provided herein, holders of Series B Preferred Stock shall have no voting rights and their consent shall not be required for taking any corporate actions. Upon (a) the accumulation of accrued and unpaid dividends on the outstanding shares of Series B Preferred Stock for two (2) or more six (6) month periods ending on a Dividend Reference Date (as defined below), whether or not consecutive, (b) the failure of the Corporation to comply with the provisions of Section 10(a) or Section 10(b) below or (c) the failure of the Corporation to comply with any of the other covenants or agreements set forth in this Amended and Restated Certificate of Designations and the continuance of such failure for thirty (30) consecutive days or more after receipt of notice of such failure from the holders of at least 25% of the Series B Preferred Stock then outstanding (each of the events described in clauses (a), (b) and (c) being referred to herein as a “Voting Rights Triggering Event”), then the sole remedy of the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock shall be the ability to elect a majority of members of the Corporation’s Board of Directors for successive one-year terms until the Corporation has complied with the provisions of Section 10(a) or Section 10(b) of this Amended and Restated Certificate of Designations, as applicable, or such failure to comply with covenants or other agreements has been cured. Upon the Corporation’s complying with the provisions of Section 10(a) or Section 10(b) of this Amended and Restated Certificate of Designations, as applicable, or curing such failure to comply with covenants or other agreements, the term of office of each director elected will terminate immediately and the number of directors constituting the entire Board of Directors will be reduced by the number of directors elected by the holders of the Series B Preferred Stock. Notwithstanding the foregoing, the Corporation shall not have the right, as long as any shares of Series B Preferred Stock are outstanding, to modify the rights, preferences or privileges of the Series B Preferred Stock in a manner adverse to the holders of Series B Preferred Stock without first obtaining the approval (by vote or written consent, as permitted by law) of the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock, voting or acting, as the case may be, as a single class.

EX C-2

Section 4.               Dividends.

 (a)           Each share of Series B Preferred Stock outstanding, prior and in preference to any shares of Junior Securities but subject to the rights of any Senior Securities, shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash or, at the election of the Corporation, in shares of Common Stock in the amount of 7% (the “Dividend Rate”) of the Series B Liquidation Amount (as defined below) per share per annum then in effect (as appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to the shares of Series B Preferred Stock and the Common Stock) (the “Dividend Amount”). Dividends on each share of Series B Preferred Stock shall accrue on a daily basis at the Dividend Rate and shall be payable on each of April 15 and October 15 (each, a “Dividend Reference Date”), beginning on April 15, 2010, with the number of shares of Common Stock to be issued as such dividend (if so elected by the Corporation) to be determined by dividing the Dividend Amount by the Trading Price on the last Trading Day prior to the applicable Dividend Notice Date (all as defined below).  Dividends may be paid in shares of Common Stock only if a registration statement registering the resale of the shares of Common Stock issuable on such Dividend Reference Date (defined below) has been filed with the Securities and Exchange Commission and such registration statement is effective on the date the Board of Directors declares such dividend.  The Corporation covenants that all shares of Common Stock that may be issued upon payment of a dividend on the Series B Preferred Stock will, when issued, be fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof.

(b)           The dividends to be paid pursuant to Section 4(a) above on the shares of Series B Preferred Stock shall accrue in each case from and including the applicable issuance date of each such share to and including the date on which such dividends are no longer owed pursuant to the terms hereof. Such dividends shall accrue whether or not they have been declared by the Board of Directors and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

(c)           The record date (the "Record Date") for the payment of dividends on the Series B Preferred Stock shall be fixed by the Board of Directors and shall not be more than sixty (60) days or less than ten (10) days preceding each Dividend Reference Date. Dividends shall be payable to the holders of record as they appear on the stock transfer books of the Corporation at the close of business on the Record Date. Five (5) Trading Days prior to each Record Date (the "Dividend Notice Date"), the Corporation will give notice (the "Dividend Notice") to each holder of Series B Preferred Stock that shall set forth (i) the Record Date and (ii) if the dividend as to which the Dividend Notice relates shall be paid in cash or Common Stock and, if paid in Common Stock, the applicable Trading Price for such dividend.

(d)           Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the shares of Series B Preferred Stock held by each such holder as compared to all holders of Series B Preferred Stock.

EX C-3

(e)           No dividends, including a dividend that constitutes a return of capital, shall be declared or paid, and no funds shall be set apart for payment, on any Junior Securities, unless (i) written notice of such dividend is given to each holder of shares of Series B Preferred Stock not less than fifteen (15) days prior to the record date for such dividend and (ii) a registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock pursuant to the Securities Act of 1933, as amended has been filed with the Securities and Exchange Commission and is effective on the date the Board of Directors declares such dividend or other distribution.

(f)           No fractional shares of Common Stock shall be issued upon payment of a dividend in shares of Common Stock, and in lieu of any fractional shares to which the holder would otherwise be entitled, such amount shall be paid in cash equal to such fraction multiplied by the Trading Price on the last Trading Day prior to the applicable Dividend Notice Date for such dividend then in effect.

Section 5.               Liquidation.

(a)           In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), and subject to the rights of any Senior Securities with respect to distributions upon a Liquidation Event, distributions to the holders of the Series B Preferred Stock shall be made in the manner set forth in this Section 5.

(b)           The holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Junior Securities by reason of their ownership of such stock and pari passu with any distribution of the assets of the Corporation to the holders of any Parity Securities by reason of their ownership of such stock, an amount per share of Series B Preferred Stock then held by them equal to (i) $1,000 (as appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to such shares), plus (ii) all accrued but unpaid dividends on such shares of Series B Preferred Stock that shall have accumulated to the date of the applicable Liquidation Event  (or Conversion Date (as defined below) or Redemption Date (as defined below), as may be applicable) in cash at the rate set forth in Section 4 above (the sum of clauses (i) and (ii) with respect to such shares of Series B Preferred Stock, the “Series B Liquidation Amount”) and such holders will not be entitled to any further payment with respect to such shares of Series B Preferred Stock.

(c)           Notwithstanding anything to the contrary contained herein, in the case of a Liquidation Event, if the Series B Liquidation Amount is less than an amount equal to the value of the Common Stock into which the Series B Preferred Stock could have been converted immediately prior to such Liquidation Event, calculated as set forth in Section 10(b) below (the “Conversion Value”), then the Series B Liquidation Amount shall be equal to such Conversion Value.  Any amounts that have been paid to a holder of the Series F Preferred Stock of TerreStar Holdings Inc. upon the occurrence of a Liquidation Event at TerreStar Holdings Inc. shall be deducted from the Series B Liquidation Amount to which such holder of Series B Preferred Stock is entitled upon the occurrence of a Liquidation Event at the Corporation.

EX C-4

(d)           To the extent a share of Series B Preferred Stock is converted pursuant to Section 6 or redeemed pursuant to Section 10 or the Series B Liquidation Amount is payable to the holder of record of such share upon the consummation of a Liquidation Event pursuant to this Section 5, and the date of such Conversion, Redemption or Liquidation Event is after any Record Date with respect to the payment of a dividend but on or prior to the applicable Dividend Date, the dividend due on such Dividend Date shall not be included in the Series B Liquidation Amount but shall be payable to the holder of record as of such Record Date of such share of Series B Preferred Stock notwithstanding such Conversion, Redemption or occurrence of a Liquidation Event prior to such Dividend Date. If upon a Liquidation Event the assets and funds legally available for distribution among the holders of the Series B Preferred Stock and any Parity Securities shall be insufficient to permit the payment to such holders of the full Series B Liquidation Amount and pari passu amounts due with respect to such Parity Securities, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock and such Parity Securities in proportion to the Series B Liquidation Amount and pari passu amounts due with respect to such Parity Securities that each holder of Series B Preferred Stock and such Parity Securities is otherwise entitled to receive.

(e)           After payment in full has been made to the holders of the Series B Preferred Stock of the full Series B Liquidation Amount (and with respect to Parity Securities, such pari passu amounts) due pursuant to Section 5(b) or 5(c) above, the entire remaining assets and funds of the Corporation legally available for distribution to stockholders shall be distributed among the holders of Junior Securities in proportion to their respective rights to such remaining assets and funds.

(f)           If any of the assets of the Corporation are to be distributed under this Section 5, or for any purpose, in a form other than cash, the value of such assets will be its fair market value, as determined in good faith by the Board of Directors. Any securities to be delivered to the holders of Series B Preferred Stock, Parity Securities or Junior Securities, as the case may be, shall be valued as follows:

(i)           If traded on a securities exchange or through the Nasdaq National or Small Cap Markets, the value shall be deemed to be the average of the Closing Prices of the securities on such exchange over the ten (10) Trading Day period ending three (3) days prior to the closing;

(ii)           If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the ten (10) Trading Day period ending three (3) days prior to the closing; and

(iii)           If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

EX C-5

The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be valued at an appropriate discount from the value determined as provided in Section 5(f)(i) or (ii) above to reflect the approximate fair market value thereof, as reasonably determined in good faith by the Board of Directors.

(g)           Prior to the occurrence of a Liquidation Event, the Corporation shall give each holder of record of Series B Preferred Stock written notice (the “Liquidation Event Notice”) not later than fifteen (15) days prior to the stockholders’ meeting called to approve such transaction or event, or fifteen (15) days prior to the closing of such transaction or event, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction or event. The first of such notices shall describe the material terms and conditions of the impending transaction or event and the provisions of this Section 5. The transaction or event shall not occur sooner than fifteen (15) days after the Corporation has given the first notice provided for herein.

Section 6.               Conversion.

The holders of the Series B Preferred Stock have conversion rights as follows (the “Conversion Rights”):

(a)           Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after such share is issued until the date such share of Series B Preferred Stock shall have been redeemed by the Corporation (the “Optional Conversion Date”) at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Liquidation Amount by the Series B Conversion Price.  The conversion price of the Series B Preferred Stock shall be $[______]1 (the “Series B Conversion Price”).

(b)           Mandatory Conversion.  Each share of Series B Preferred Stock shall be converted into shares of Common Stock at the Series B Conversion Price then in effect on the date of such conversion (the “Mandatory Conversion Date” and, together with the Optional Conversion Date, the “Conversion Date”), if the Corporation shall so elect. Notice of such election by the Corporation shall be set forth in a written notice that the Corporation shall give to each record holder of Series B Preferred Stock regarding the conversion of all outstanding shares of Series B Preferred Stock pursuant to this Section 6(b) (the “Mandatory Conversion Notice”).  Notwithstanding the foregoing, conversion of shares of Series B Preferred Stock into shares of Common Stock pursuant to this Section 6(b) shall only occur if (i) during the ninety (90) calendar day period immediately preceding the Mandatory Conversion Date, the Closing Sale Price of the Common Stock has been greater than $[_______]2 (as appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to the shares of Common Stock) for a total of not less than fifteen (15) Trading Days within a period of twenty (20) consecutive Trading Days during such ninety (90) calendar day period and (ii) a registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock pursuant to the Securities Act of 1933, as amended, has been filed with the Securities and Exchange Commission and such registration statement is effective on the date the Corporation gives the Mandatory Conversion Notice.

1 The average of the Closing Prices of a share of Common Stock over the ten (10) Trading Day period ending three (3) days immediately prior to the issuance date of preferred plus 25%, but in no event less than the market value as of such date as calculated in accordance with the rules of the Nasdaq National or Small Cap Market System.

EX C-6

(c)           Mechanics of Conversion.

(i)            No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction based on the Closing Sale Price of the Common Stock on the last Trading Day prior to the Conversion Date.

(ii)           Before any holder of Series B Preferred Stock shall be entitled to convert such holder’s shares into shares of Common Stock pursuant to Section 6(a) above and upon the occurrence of the event specified in Section 6(b) above, as the case may be, and to receive certificates representing shares of Common Stock therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock and, if the conversion is effected pursuant to Section 6(a) above, shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which the certificate or certificates for shares of common stock are to be issued; provided, however, that any failure by a holder to comply with these provisions shall not have any effect on the automatic conversion of such holder’s shares, which shall in any event be deemed to have been converted, automatically and without any further action on the part of the holder of the Corporation, in accordance with Section 6(b) above. The Corporation shall, as promptly as practicable thereafter, issue and deliver to such holder’s address of record a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the certificates representing shares of Series B Preferred Stock to be surrendered are received by the Corporation or any transfer agent for the shares of Series B Preferred Stock, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. The Corporation covenants that all shares of Common Stock that may be issued upon conversion of the Series B Preferred Stock will, when issued, be fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof.

2 30% premium to the Series B Conversion Price.

EX C-7

(d)            Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding shares of the Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

Section 7.               Adjustment of Series B Conversion Price.

(a)           Adjustments for Stock Dividends, Subdivisions, Combinations or Consolidations of Common Stock.  In the event the outstanding shares of Common Stock shall be subdivided (by recapitalization, stock combination, stock dividend, stock split or otherwise) into a greater number of shares of Common Stock, the Series B Conversion Price shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series B Conversion Price shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased. The Series B Conversion Price, as so adjusted, shall be readjusted in the same manner upon the occurrence of any successive event or events described in this Section 7(a).

(b)           Reorganization, Reclassification, Exchange, Substitution, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, exchange, substitution, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change”. In any Organic Change that is also a Change in Control, the holders of Series B Preferred Stock shall also have the rights set forth in Section 10(a) below. Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to insure that each of the holders of Series B Preferred Stock shall thereafter have the right to acquire and receive, in lieu of the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series B Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred Stock immediately prior to such Organic Change. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. The provisions of this Section 7(b) shall apply similarly and equally to successive Organic Changes.

EX C-8

(c)           No Impairment.  The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of Section 6 hereof and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

(d)           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to Section 7 hereof, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each record holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series B Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other securities and property which at the time would be received upon the conversion of Series B Preferred Stock.

Section 8.               Change in Control.

(a)           “Change in Control” means the occurrence of one or more of the following events:

(i)            any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Corporation’s assets to any Person or group of related Persons (other than to any of the Corporation’s majority owned subsidiaries) as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(ii)            if any Person or group shall become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares representing more than 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Corporation; or

(iii)            any consolidation or merger by the Corporation where Persons who were beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of the Corporation’s shares of voting stock immediately prior to such transaction no longer own at least a majority of the total voting power of the continuing or surviving corporation or entity.

(b)           Prior to the occurrence of a Change in Control, the Corporation shall give each holder of record of Series B Preferred Stock written notice (the “Change in Control Notice”) not later than five (5) business days prior to the record date for the stockholders’ meeting called to approve such transaction or event, or fifteen (15) days prior to the closing of such transaction or event, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction or event. The first of such notices shall describe the material terms and conditions of the Change in Control transaction or event and the provisions of Section 10(a) below. The Change in Control transaction or event shall not occur sooner than fifteen (15) days after the Corporation has given the first notice provided for herein.

EX C-9

Section 9.               Senior Security Cap.

(a)           If (i) any shares of Series B Preferred Stock are outstanding, (ii) (A) the Corporation issues Senior Securities, Parity Securities or debt securities, (B) TerreStar Holdings Inc. issues any securities that by their terms rank senior to or on parity with the Series F Preferred Stock of TerreStar Holdings Inc. or issues any debt securities, or (C) TerreStar 1.4 Holdings LLC issues any preferred securities or any debt securities (the securities referred to in (A), (B) and (C), collectively, the "Additional Securities”), and (iii) the aggregate outstanding and unpaid gross proceeds from (A) the issuance of such Additional Securities, plus (B) the issuance of all other Additional Securities issued after the date of the first issuance of shares of Series B Preferred Stock under this Amended and Restated Certificate of Designations, exceeds $250,000,000 (the date of which such events shall have occurred shall be defined as the “Senior Security Trigger Date”), the holder of each share of Series B Preferred Stock shall have the rights set forth in Sections 10(b) and 11(a) below.

(b)           Within five (5) days following the Senior Security Trigger Date, the Corporation shall give each holder of record of Series B Preferred Stock written notice (the “Senior Security Notice”) of the occurrence of the Senior Security Trigger Date. The Senior Security Notice shall notify such holder of the occurrence of the Senior Security Trigger and describe the provisions of Section 10(a) below.

Section 10.             Redemption.

(a)           Holder Redemption. Upon the occurrence of either a Change in Control or the Senior Security Trigger Date, each holder of Series B Preferred (each, a “Requesting Holder” and collectively, the “Requesting Holders”) may, by giving written notice to the Corporation, within ten (10) Trading Days following the date the Corporation gives the Change in Control Notice (defined below) or the Senior Security Notice, as applicable, require the Corporation to redeem all or a portion of the shares of Series B Preferred Stock then held by such Requesting Holder. In such redemption the Corporation shall redeem, out of lawfully available funds, shares of Series B Preferred Stock, for an amount in cash for each share of Series B Preferred Stock requested to be redeemed by a Requesting Holder equal to (i) 108% of the Series B Liquidation Amount (as appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to the shares of Series B Preferred Stock) (the “Holder Redemption Price”) on the date of the redemption (the “Holder Redemption Date”).

(b)           Mandatory Redemption. The Corporation shall redeem all, and not less than all, then outstanding shares of Series B Preferred Stock on June 30, 2014 (the “Mandatory Redemption Date” and, together with the Holder Redemption Date, a “Redemption Date”), for an amount in cash for each share of Series B Preferred Stock equal to the greater of (i) 100% of the Series B Liquidation Amount then in effect, and (ii) the Conversion Value immediately prior to the Redemption Date.  For purposes hereof the Conversion Value per share of Common Stock shall be deemed to be the average of the Closing Prices of the Common Stock over the ten (10) Trading Day period ending three (3) days prior to the Redemption Date (the “Mandatory Redemption Price” and, together with the Holder Redemption Price, the “Redemption Price”).

EX C-10

(c)           Redemption Payments. The Redemption Price shall be paid in cash from any funds legally available therefor. If the funds of the Corporation legally available for redemption of shares of Series B Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of Series B Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series B Preferred Stock. The shares of Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series B Preferred Stock, such funds will be used to redeem the balance of the shares of Series B Preferred Stock that the Corporation has become obliged to redeem on the Redemption Date but that it has not redeemed.

(d)           Redemption Procedures. In the event the Corporation is required to redeem shares of Series B Preferred Stock, the Corporation shall send a written notice (the “Redemption Notice”) by first class mail to each holder of record of Series B Preferred Stock at such Holder’s registered address, not more than sixty (60) days nor less than ten (10) days prior to the Redemption Date stating:

(i)           the Redemption Date;

(ii)           the Redemption Price;

(iii)           that holders of Series B Preferred Stock who want to convert shares of Series B Preferred Stock must satisfy the requirements set forth in Section 6(c) hereof and that the date on which the right to convert the shares of the Series B Preferred Stock called for redemption will terminate shall be at the close of business on the Trading Day immediately preceding the Redemption Date (unless the Corporation shall default in making the payment of the Redemption Price then due, in which case the right of the holder to convert such holder’s shares of Series B Preferred Stock shall terminate on the date such default is cured and such shares of Series B Preferred Stock are redeemed);

(iv)           the date on which the right to convert the shares of Series B Preferred Stock called for redemption will terminate and the place or places where and manner in which such shares of Series B Preferred Stock may be surrendered for conversion;

(v)           that certificates representing shares of the Series B Preferred Stock called for redemption must be surrendered to the Corporation to collect the Redemption Price;

EX C-11

(vi)         if fewer than all the outstanding shares of the Series B Preferred Stock are to be redeemed by the Corporation, the number of shares to be redeemed; and

(vii)        any other information the Corporation wishes to include.

(e)           Payment of Redemption Price.

(i)           If the Corporation gives a Redemption Notice pursuant hereto, then, by 12:00 p.m., New York City time, on the Redemption Date, to the extent sufficient funds are legally available, the Corporation shall segregate or cause to be segregated cash sufficient to pay the Redemption Price and shall pay the Redemption Price to holders of such shares of the Series B Preferred Stock upon surrender of their certificates evidencing their shares of Series B Preferred Stock at the office of the Corporation or of any transfer agent for the Series B Preferred Stock. On and after the Redemption Date, all rights of holders of such shares of Series B Preferred Stock that have been redeemed shall terminate, other than the right of such holders to receive the Redemption Price upon delivery of the certificates formerly evidencing such redeemed shares of Series B Preferred Stock, payable in accordance with the terms hereof, unless the Corporation defaults in making payment of such Redemption Price.

(ii)           Payment of the Redemption Price for shares of the Series B Preferred Stock is conditioned upon transfer and delivery of certificates representing, immediately prior to the Redemption Date, the shares of Series B Preferred Stock being redeemed, together with necessary endorsements, to the Corporation at any time after delivery of the Redemption Notice by the Corporation.

(iii)           If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the Corporation shall redeem from each Holder such Holder’s pro rata share of the number of shares of Series B Preferred Stock to be redeemed. If any Holder of shares of Series B Preferred Stock selected for partial redemption elects to convert any of such Holder’s shares of Series B Preferred Stock after receipt of the Redemption Notice with respect to such partial redemption and prior to the applicable Redemption Date, the number of shares of Series B Preferred Stock of such Holder that would have been redeemed pursuant to such partial redemption shall be reduced by the number of shares of Series B Preferred Stock so converted.

(iv)           Upon surrender of a certificate or certificates representing shares of Series B Preferred Stock that is or are redeemed in part, the Corporation shall execute and deliver to the holder of such shares a new certificate or certificates representing shares of the Series B Preferred Stock in an amount equal to the unredeemed portion of the whole shares of Series B Preferred Stock surrendered for partial redemption.

(f)           General.  On and after any Redemption Date, provided that the Corporation has made available at the office of the transfer agent for the Series B Preferred Stock a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the Series B Preferred Stock called for redemption (except for the Redemption Premium), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Convertible Series B Preferred Stock shall cease except the right to receive the cash deliverable upon such redemption, without interest from the Redemption Date.

EX C-12

Section 11.             Notice.  Any notice required by the provisions of this Amended and Restated Certificate of Designations to be given to the holders of shares of Series B Preferred Stock shall be deemed given three (3) calendar days after deposit in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

Section 12.             Definitions.  The following terms, as used herein, shall have the following meanings:

(a)           “Closing Price” means, for any security as of any date, the last closing trade price for such security on the principal United States securities market on which such security is traded as reported by Bloomberg Financial Markets (or any successor thereto, “Bloomberg”), or, if such exchange begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m.  (New York City time) as reported by Bloomberg, or, if such exchange is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the highest bid prices and the lowest ask prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC.

(b)           “Closing Sale Price” means, with respect to the Common Stock, for any day, the Closing Price per share of Common Stock.

(c)           “Trading Day” means (x) if the applicable security is quoted on the Nasdaq National Market System, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange, Inc. (the “NYSE”), the American Stock Exchange LLC (“AMEX”) or another national securities exchange, a day on which the NYSE, the AMEX or such other national securities exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(d)           “Trading Price” means, with respect to the Common Stock, for any day, the average of the Closing Sale Price of the Common Stock on the twenty (20) consecutive Trading Days ending the last Trading Day before applicable date.

EX C-13

EXHIBIT D

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATIONS OF
THE SERIES E JUNIOR PARTICIPATING PREFERRED STOCK
(Par Value $0.01 Per Share)
OF
TERRESTAR CORPORATION
Pursuant to Section 151(g) of
the General Corporation Law of the State of Delaware

TerreStar Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly called and held on October 2, 2009.

RESOLVED that, pursuant to authority conferred on the Board of Directors by the Certificate of Incorporation, the Board of Directors hereby authorizes that the Certificate of Designations of the Series E Junior Participating Preferred Stock of the Corporation, filed with the Secretary of State of the State of Delaware on February 7, 2008 is hereby amended and restated in its entirety, thereby fixing the relative rights, powers and preferences, and qualifications, limitations and restrictions thereof as follows:

Section 1.               Designations and Amount.  This series of preferred stock of the Corporation shall be designated as “Series E Junior Participating Preferred Stock”, par value $0.01 per share (the “Series E Preferred Stock”), and the number of shares constituting such series shall be 4,000,000.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series E Preferred Stock then outstanding, plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any outstanding securities issued by the Corporation and convertible into Series E Preferred Stock.

Section 2.               Defined Terms.  For purposes of this Amended and Restated Certificate of Designations:

(a)          “Affiliate” shall have the meaning given such term as in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, and “beneficial ownership” shall have the meaning given such term as in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

(b)          “Minimum Ownership Threshold” means (A) for purposes of the Multiple Director Nomination Right, the beneficial ownership of at least ten percent (10%) of the then outstanding common stock, par value $0.01 of the Corporation (the “Common Stock”) on a fully-diluted basis by a holder of the Series E Preferred Stock and (B) for purposes of the Single Director Nomination Right, the beneficial ownership of at least five percent (5%) of the then outstanding Common Stock on a fully-diluted basis by a holder of the Series E Preferred Stock.

EX D-1

(c)          “Multiple Director Nomination Right” means the right of a holder of Series E Preferred Stock to nominate two (2) directors to the Board of Directors in accordance with the provisions hereof.

(d)          “Nomination Submission Deadline” means the deadline for receipt by the Corporation of any names of candidates nominated to the Board of Directors.

(e)          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

(f)          “Single Director Nomination Right” means the right of a holder of Series E Preferred Stock to nominate one (1) director to the Board of Directors in accordance with the provisions hereof.

(g)          “Transfer” means any sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire beneficial ownership, or any agreement to take any such actions or cause any such events, with respect to the Series E Preferred Stock or Common Stock (following the exercise of any conversion right in respect of the Series E Preferred Stock); in each case, whether voluntary or involuntary, or whether by operation of law or otherwise.  The terms “Transferring” and “Transferred” shall have the correlative meanings.

(h)          “Transferee” means a person to whom a Transfer is made.

Section 3.              Voting Rights.  No holder of Series E Preferred Stock, except as otherwise required under Delaware law or as set forth in this Section 3, shall be entitled to or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.  Upon the issuance of the Series E Preferred Stock, and thereafter, in connection with any annual or special meeting of the stockholders at which members of the Board of Directors are to be elected, so long as a holder of  Series E Preferred Stock meets the Minimum Ownership Threshold, such holder of Series E Preferred Stock shall be entitled to exercise the Single Director Nomination Right or the Multiple Director Nomination Right, as applicable, as follows:

(a)          The Board of Directors shall set a date for the Nomination Submission Deadline in connection with any annual or special meeting of the stockholders at which members of the Board of Directors are to be elected and shall provide written notice of such date at least thirty (30) days prior thereto to each holder of Series E Preferred Stock (the “Nomination Deadline Notice”).  In such Nomination Deadline Notice, the Board of Directors shall inform each holder of Series E Preferred Stock whether such holder is entitled to exercise the Single Director Nomination Right, the Multiple Director Nomination Right, or no rights at all, dependent upon whether such holder of  Series E Preferred Stock meets the Minimum Ownership Threshold at such time.  Prior to the Nomination Submission Deadline, each holder of  Series E Preferred Stock shall submit to the Board of Directors, in writing, the names of the individual or individuals, as applicable, to be included in any ballot or other materials to be provided to the common stockholders of the Corporation in connection with such annual or special meeting of the stockholders.

EX D-2

(b)          In connection with any election at which a holder of  Series E Preferred Stock is entitled to exercise the Single Director Nomination Right or the Multiple Director Nomination Right, the Board of Directors agrees that it shall nominate no greater than that number of directors for election to the Board of Directors which is equal to the aggregate number of positions on the Board of Directors up for election at such time less the sum of the number of directors the holders of  Series E Preferred Stock are entitled to nominate pursuant to the provisions of this Section 3 at such time.  If at such time any Senior Securities (defined below) are entitled to nominate and elect any members of the Board of Directors, such elected members shall be in addition to the directors so nominated by the holders of  Series E Preferred Stock and shall result in an increase of the size of the Board of Directors.

(c)          Notwithstanding anything contained in this Amended and Restated Certificate of Designations or otherwise to the contrary, a holder of Series E Preferred Stock and all of its Affiliates that beneficially own any shares of Series E Preferred Stock shall be deemed to be a single holder for purposes of exercising any voting or similar rights conferred hereunder, including without limitation, the Multiple Director Nomination Right and the Single Director Nomination Right.

Section 4.               Dividends.  Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking senior to the Series E Preferred Stock, with respect to dividends, as and when dividends are declared or paid on the Common Stock, the holders of Series E Preferred Stock shall be entitled to participate in such dividends on an as-converted to Common Stock basis.

Section 5.               Liquidation Preference.

(a)          In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a “Liquidation Event”), no distribution shall be made (a) to the holders of any shares of capital stock of the Corporation ranking junior (with respect to rights upon liquidation, dissolution or winding up) to the Series E Preferred Stock, unless each holder of Series E Preferred Stock shall have received $.0001 per share, plus any accrued but unpaid dividends with respect thereto (the “Series E Liquidation Amount”), or (b) to the holders of shares of capital stock of the Corporation ranking on a parity (with respect to rights upon liquidation, dissolution or winding up) with the Series E Preferred Stock, except for distributions made ratably on the Series E Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

(b)          Notwithstanding the foregoing, any amounts that have been paid to a holder of Series G Preferred Stock of TerreStar Holdings Inc. upon the occurrence of a Liquidation Event at TerreStar Holdings Inc. shall be deducted from the Series E Liquidation Amount to which such holder of Series E Preferred Stock is entitled upon the occurrence of a Liquidation Event at the Corporation.

EX D-3

Section 6.             Conversion; Restrictions.

(a)          Optional Conversion Rights.  Subject to the restrictions set forth in this Section 6, each share of Series E Preferred Stock may be converted, at any time and from time to time, at the option of the holder, into twenty five (25) shares of Common Stock, subject to adjustment as set forth below.

(b)          Mechanics of Conversion.  Each conversion of shares of Series E Preferred Stock into shares of Common Stock pursuant to this Section 6 shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the “Converting Shares”) at the principal office of the Corporation or the transfer agent of the Series E Preferred Stock (if any) at any time during normal business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, and the number of shares of Common Stock into which the Converting Shares are to be converted (the “Converted Shares”).  Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof.  If the issuance of any Converted Shares or the acquisition thereof by the holder of Converting Shares requires filing or registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation will use its commercially reasonable efforts to cause such filing, registration or approval or to cooperate with such holder to satisfy such requirements, as the case may be.  Promptly after such filing, registration or approval and such surrender and the receipt of such by written notice, the Corporation will issue and deliver in accordance with the surrendering holder’s instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates, if any) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted.  Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares.  Upon issuance of the shares in accordance with this Section 6, such Converted Shares shall be deemed to be fully authorized, validly issued, fully paid and non-assessable.  The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance).  The issuance of certificates for shares of any class of Common Stock upon the conversion of Series E Preferred Stock as permitted by and pursuant to this Section 6 shall be made without charge to the holders for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.  The Corporation shall not close its books against the transfer of shares of Series E Preferred Stock in any manner which would interfere with the timely conversion of any shares of Series E Preferred Stock.  In the event of the conversion of less than all of the shares of Series E Preferred Stock evidenced by a single certificate, the Corporation shall execute and deliver to the holder thereof, without charge to such holder, a new certificate or new certificates evidencing the shares of Series E Preferred Stock not so converted.

EX D-4

(c)          Adjustment.  In the event that the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of shares of Common Stock into which the shares of Series E Preferred Stock are convertible shall be adjusted by multiplying the number of shares of Common Stock into which the Series E Preferred Stock would have been converted by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(d)          Reservation of Shares.  The Corporation shall, at all times when the Series E Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued shares of Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series E Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

(e)          Limitations on Conversion.  No holder of  Series E Preferred Stock and no Transferee thereof shall have the right to convert such shares of Series E Preferred Stock into shares of Common Stock, if:

(i)           such conversion would result in such holder or any Affiliate thereof of Series E Preferred Stock becoming the beneficial owner of shares representing more than fifty percent (50%) of the issued and outstanding voting stock of the Corporation; or

(ii)           such conversion would violate or conflict with the terms of, or result in the acceleration of any indebtedness or obligation of the Corporation or any of its Affiliates under, or violate or result in a breach of, or constitute a default under, any indenture, mortgage, deed of trust or other debt instrument to which the Corporation or any of its Affiliates is then a party.

EX D-5

Section 7.               Rank.  Series E Preferred Stock shall, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise, rank (i) senior and prior (to the extent set forth herein) to the Common Stock and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its express terms ranks junior to the Series E Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities, including the Common Stock, are collectively referred to herein as the “Junior Securities”), (ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Series E Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Parity Securities”), and (iii) rank junior to the Series B Cumulative Convertible Preferred Stock of the Corporation (the “Series B Preferred Stock”) and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its express terms ranks senior to the Series E Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Senior Securities”).  The respective definitions of Junior Securities, the Parity Securities and Senior Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, the Parity Securities or the Senior Securities, as the case may be.  At the date of the initial issuance of the Series E Preferred Stock (i) shares of the Series B Preferred Stock shall be the only Senior Securities issued and outstanding, (ii) there shall be no shares of Parity Securities issued and outstanding, and (iii) shares of Common Stock shall be the only Junior Securities issued and outstanding.

Section 8.               Notices.  All notices referred to herein shall be dated and in writing, to the Corporation at its principal executive offices and to each holder of Series E Preferred Stock at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder), and shall be deemed to have been given (i) when delivered, if delivered personally, sent by confirmed facsimile or certified mail, return receipt requested, postage prepaid, (ii) on the next business day if sent by overnight courier and (iii) when received if delivered otherwise.

Section 9.               Transfers.  No holder of Series E Preferred Stock may effect any Transfer, or enter into any agreement with respect to any Transfer, or grant any proxy with respect to, the Series E Preferred Stock, or any beneficial or other interest therein, to any Person other than an Affiliate of a holder of  Series E Preferred Stock.  Any purported Transfer to any Person other than an Affiliate of such transferring holder of such Series E Preferred Stock shall be void ab initio.  The certificate representing the shares of Series E Preferred Stock shall bear the following legend:

THE SHARES OF SERIES E PREFERRED STOCK OF TERRESTAR CORPORATION REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERRABLE TO ANY PERSON OR ENTITY AND ANY  PURPORTED TRANSFER SHALL BE  NULL AND VOID.

Notwithstanding the foregoing, the initial record owner of Series E Preferred Stock, TerreStar Holdings Inc., shall be entitled to hold such shares of Series E Preferred Stock as fiduciary, for the benefit of the holders of the Series G Preferred Stock of TerreStar Holdings Inc., pursuant to the Certificate of Designations of the Series G Preferred Stock of TerreStar Holdings, Inc. and such holders of Series G Preferred Stock shall be deemed to be the beneficial owners of the Series E Preferred Stock.

EX D-6

Section 10.           Amendment and Waiver.  No amendment or waiver of any provision of the Certificate of Incorporation which would materially alter or change the powers, preferences or special rights of the Series E Preferred Stock so as to affect them adversely shall be effective without the prior consent or affirmative vote of a majority in interest of the holders of  Series E Preferred Stock, either in writing or by resolution adopted at an annual or special meeting.

EX D-7